SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

LEXINGTON REALTY TRUST
(Name of Registrant as Specified In Its Organizational Documents)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

LEXINGTON REALTY TRUST
One Penn Plaza, Suite 4015
New York, New York 10119-4015
(212) 692-7200
____________
NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2015
To the Shareholders of
Lexington Realty Trust:
The 2015 Annual Meeting of Shareholders of Lexington Realty Trust, a Maryland real estate investment trust, will be held at the New York offices of Paul Hastings LLP, 75 East 55th Street, New York, New York 10022 on Tuesday, May 19, 2015, at 10:00 a.m., Eastern time, for the following purposes:

(1)	to elect seven trustees to serve until the 2016 Annual Meeting of Shareholders or their earlier removal or resignation and until their respective successors, if any, are elected and qualify;

(2)	to consider and vote upon an advisory resolution to approve the compensation of the named executive officers, as disclosed in the accompanying proxy statement;

(3)	to consider and vote upon the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

(4)	to transact such other business as may properly come before the 2015 Annual Meeting of Shareholders or any adjournment or postponement thereof.
Only holders of record at the close of business on March 18, 2015 are entitled to notice of and to vote at the 2015 Annual Meeting of Shareholders or any adjournment or postponement thereof.
By Order of the Board of Trustees,
/s/ Joseph S. Bonventre
Joseph S. Bonventre
Secretary
New York, New York
April 9, 2015

Whether or not you expect to be present at the 2015 Annual Meeting of Shareholders, we urge you to authorize your proxy electronically via the Internet or by telephone or by completing and returning the proxy card if you requested paper proxy materials. Voting instructions are provided in the Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to be held on May 19, 2015 (the “Notice”), or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. Any person giving a proxy has the power to revoke it at any time prior to the meeting and shareholders who are present at the meeting may withdraw their proxies and vote in person.

LEXINGTON REALTY TRUST
One Penn Plaza, Suite 4015
New York, New York 10119-4015
(212) 692-7200
PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2015
The Board of Trustees of Lexington Realty Trust, a Maryland real estate investment trust, is soliciting proxies to be voted at the 2015 Annual Meeting of Shareholders, which we refer to herein as the Annual Meeting. The Annual Meeting will be held Tuesday, May 19, 2015, at 10:00 a.m., Eastern time, at the New York offices of Paul Hastings LLP, 75 East 55th Street, New York, New York 10022. This proxy statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting. You do not need to attend the Annual Meeting in person in order to have your shares voted at the Annual Meeting.
All references to the “Company,” “we,” “our” and “us” in this proxy statement mean Lexington Realty Trust. All references to “Shareholder” and “you” refer to a holder of shares of beneficial interest, par value $0.0001 per share, of the Company, classified as common stock, which we refer to as common shares or shares, as of the close of business on Wednesday, March 18, 2015, which we refer to as the Record Date.

QUESTIONS AND ANSWERS
Why did you send me a Notice Regarding the Internet Availability of Proxy Materials?
We sent you the Notice Regarding the Internet Availability of Proxy Materials, or the Notice, regarding this proxy statement because we are holding the Annual Meeting and our Board of Trustees is asking for your proxy to vote your shares at the Annual Meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the Annual Meeting. You do not have to attend the Annual Meeting in order to have your shares voted. Instead, you may simply authorize a proxy to vote your shares electronically via the Internet, by telephone or by completing and returning the proxy card if you requested paper proxy materials. Voting instructions are provided in the Notice, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement.
Why did I receive the Notice instead of a paper copy of proxy materials?
The United States Securities and Exchange Commission, or SEC, has approved “Notice and Access” rules relating to the delivery of proxy materials over the Internet. These rules permit us to furnish to Shareholders proxy materials related to the Annual Meeting, including this proxy statement and our related annual report, by providing access to such documents on the Internet instead of mailing printed copies. Most Shareholders will not receive printed copies of the proxy materials unless they properly request them. Instead, the Notice, which was mailed to Shareholders, will provide notice of the Annual Meeting and instruct you as to how you may access and review all of the proxy materials on the Internet or by telephone. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or email will remain in effect until you properly revoke it.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy by Internet or by telephone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the meeting.
Who is entitled to vote?
All Shareholders as of the close of business on the Record Date are entitled to vote at the Annual Meeting. There was no other class of voting securities of the Company outstanding at the Record Date other than common shares.
What is the quorum for the Annual Meeting?
In order for any business to be conducted at the Annual Meeting, the holders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting must be present, either in person or represented by proxy. For the purpose of determining the presence of a quorum, abstentions and broker non-votes will be counted as present. Broker votes occur when a broker or nominee who has not received voting instructions from the beneficial owner on a "routine" matter (as defined by the New York Stock Exchange, which we refer to as the NYSE) casts a discretionary vote. In contrast, broker non-votes occur when a broker or nominee has not received voting instructions from the beneficial owner on a "non-routine" matter, as defined by the NYSE and, therefore, is not permitted under NYSE rules to cast a discretionary vote on that matter. As of the Record Date, 234,819,421 common shares were issued and outstanding representing an equal number of votes entitled to be cast. Therefore, in order for a quorum to be present, at least 117,409,711 common shares must be present, either in person or represented by proxy.
Will my shares be voted if I do not provide my proxy?
Depending on the proposal, your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions, which are broker votes discussed above. The proposal to ratify the appointment of KPMG LLP as our independent auditors is considered a ''routine" matter for which brokerage firms may vote shares without receiving voting instructions. The election of trustees and the advisory resolution on the compensation of our named executive officers are considered “non-routine matters” and if you do not provide the brokerage firm with voting instructions on these proposals, your shares will not be voted on these proposals and will be broker non-votes.
How many votes do I have?
Each common share outstanding on the Record Date is entitled to one vote for each trustee to be elected at the Annual Meeting and to cast one vote on each other item properly submitted for consideration at the Annual Meeting. If a Shareholder is a participant in our Direct Share Purchase Plan with our transfer agent, Computershare, the proxy card enclosed herewith represents shares in the participant’s account of record, as well as shares held of record in the participant’s name as part of such plan.
How do I vote my shares that are held of record by me?

By Mail:
If you request paper proxy materials, complete, sign and date your proxy card and mail it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

In Person:	Vote at the Annual Meeting.
By Telephone:	Call toll-free 1-800-690-6903 and follow the instructions. You will be prompted for certain information that can be found on your proxy card or Notice.
Via Internet:	Log on to www.proxyvote.com and follow the on-screen instructions. You will be prompted for certain information that can be found on your proxy card or Notice.
How do I vote or authorize a proxy to vote my shares that are held by my broker?
If you have shares held by a broker (which is also known as holding shares in “street name”), you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers offer voting instructions by mail, telephone and on the Internet. If you would like to vote in person at the Annual Meeting, you must contact your broker and follow your broker’s instructions, including the instructions on how to obtain a proxy.
What am I voting on?
You will be voting on the following proposals:

(1)	to elect seven trustees to serve until the 2016 Annual Meeting of Shareholders or their earlier removal or resignation and until their respective successors, if any, are elected and qualify;

(2)	to consider and vote upon an advisory resolution to approve the compensation of our named executive officers, as disclosed in this proxy statement;

(3)	to consider and vote upon the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

(4)	to transact such other business as may properly come before the 2015 Annual Meeting of Shareholders or any adjournment or postponement thereof.

Will there be any other items of business on the agenda?
The Board of Trustees is not presently aware of any other items of business to be properly presented for a vote at the Annual Meeting other than the proposals noted above. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Joseph S. Bonventre and Patrick Carroll with respect to any other matters that might be brought before the meeting or any postponement or adjournment thereof.
Why am I being asked to vote on executive compensation?
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which we refer to as the Dodd-Frank Act, requires us, as a public company, to seek a non-binding advisory vote from our Shareholders to approve the compensation awarded to our named executive officers, as disclosed in this proxy statement. Based on the non-binding advisory vote selecting an annual frequency of such non-binding advisory votes at the 2011 Annual Meeting of Shareholders, we are currently seeking a vote from Shareholders on an advisory resolution to approve the compensation awarded to our named executive officers on an annual basis. This advisory vote is non-binding, but the Board of Trustees considers our Shareholders’ concerns and takes them into account in determinations concerning our executive compensation program, as it has as a result of the 2014 “say on pay” vote. See “Compensation of Executive Officers,” below. We will again seek a vote on the frequency of such non-binding advisory votes at the 2017 Annual Meeting of Shareholders.
How many votes are required to act on the proposals?
Assuming a quorum is present at the Annual Meeting, the affirmative vote of a majority of the votes cast by holders of common shares at the Annual Meeting will be sufficient for (1) the election of a trustee (because the number of nominees equals the number of trustees to be elected), (2) the advisory resolution to approve the compensation of our named executive officers, and (3) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.
If you abstain or your shares are treated as broker non-votes, your abstention or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the election of trustees, the advisory resolution to approve the compensation of our named executive officers or the ratification of the appointment of KPMG LLP as our independent registered public accounting firm. As noted above, the proposal to ratify the appointment of KPMG LLP as our independent auditors is considered a ''routine" matter for which brokerage firms may vote shares without receiving voting instructions. The election of trustees and the advisory resolution on the compensation of our named executive officers are considered “non-routine matters” and if you do not provide the brokerage firm with voting instructions on these proposals, your shares will not be voted on these proposals and will be "broker non-votes."
For purposes of the election of trustees, a majority of votes cast means the number of shares voted "FOR" a nominee must exceed the number of shares as to which the holders elect to "WITHHOLD" votes with respect to a nominee. If a nominee that is already serving as a trustee is not elected, such trustee is required to offer to tender his resignation to our Board of Trustees. The Nominating and Corporate Governance Committee will make a recommendation to our Board of Trustees on whether to accept or reject the resignation, or whether other action should be taken. Our Board of Trustees is required to act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The trustee who tenders his resignation will not participate in our Board of Trustee’s decision.

The votes on (1) the advisory resolution to approve the compensation of our named executive officers and (2) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, are non-binding and serve only as recommendations to the Board of Trustees and the Audit Committee, as applicable.
What happens if I authorize my proxy without voting on all proposals?
When you return a properly executed proxy card or authorize your proxy telephonically or by the Internet, the shares that the proxy card or authorization represents will be voted in accordance with your directions. If you return the signed proxy card with no direction on a proposal, other than in the case of broker non-votes, the shares represented by your proxy will be voted in favor of (FOR) each of the nominees for trustee in Proposal No. 1 and in favor of (FOR) Proposals No. 2 and No. 3 and will be voted in the discretion of the proxy holder on any other matter that properly comes before the Annual Meeting.
What if I want to change my vote after I return my proxy?
If you are a Shareholder of record, you may revoke your proxy at any time before its exercise by:

(1)	delivering written notice of revocation to our Secretary at c/o Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, New York 10119-4015;

(2)	submitting to us a duly executed proxy card bearing a later date;

(3)	authorizing a proxy via the Internet or by telephone at a later date; or

(4)	appearing at the Annual Meeting and voting in person;
provided, however, that no such revocation under clause (1) or (2) shall be effective until written notice of revocation or a later dated proxy card is received by our Secretary at or before the Annual Meeting, and no such revocation under clause (3) shall be effective unless received on or before 11:59 p.m., Eastern time, on May 18, 2015.
Attendance at our Annual Meeting will not constitute a revocation of a proxy unless you affirmatively indicate at our Annual Meeting that you intend to vote your shares in person by completing and delivering a written ballot.
If you have shares held by a broker, you must follow the instructions given by your broker to change or revoke your voting instructions.
Will anyone contact me regarding this vote?
It is contemplated that brokerage houses will forward the proxy materials to Shareholders at our request. In addition to the solicitation of proxies by use of the mail, our trustees, officers, and other employees may solicit proxies by telephone, facsimile, e-mail, or personal interviews without additional compensation. We have also retained Morrow & Co., an outside proxy solicitation firm, in connection with the Annual Meeting. We have agreed to pay Morrow & Co. $35,000 for its services, but we may pay additional fees and engage additional paid proxy solicitors. The address of Morrow & Co. is 470 West Avenue, Stamford, Connecticut 06902. Shareholders may call Morrow & Co. with any questions toll free on 1-800-607-0088. Brokers and banks may call Morrow & Co. with any questions on 1-203-658-9400.
Who has paid for this proxy solicitation?
We will bear the cost of preparing, printing, assembling and mailing the proxy card, proxy statement, and other materials that may be sent to Shareholders in connection with this solicitation. We may also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons, the cost of which is expected to be nominal.
How do I submit a proposal for the 2016 Annual Meeting of Shareholders?
If you wish to submit a shareholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, for inclusion in our proxy statement and proxy card for our 2016 Annual Meeting of Shareholders, you must submit the proposal to our Secretary no later than December 10, 2015, in accordance with Rule 14a-8. In addition, any shareholder who wishes to propose a nominee to our Board of Trustees or submit any other matter to a vote at the 2016 Annual Meeting of Shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 under the Exchange Act) must deliver such information to our Secretary no later than December 10, 2015 (or as otherwise provided by applicable laws and in our bylaws, which are on file with the SEC and may be obtained from our Secretary upon request).
Our Board of Trustees will review any shareholder proposals that are timely submitted and will determine whether such proposals meet the criteria for inclusion in the proxy solicitation materials or for consideration at the 2016 Annual Meeting of Shareholders. In addition, the persons named in the proxies retain the discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before 60 days prior to the 2016 Annual Meeting of Shareholders, and also retain such authority under certain other circumstances.
What does it mean if I receive more than one proxy card?
It means that you have multiple accounts at the transfer agent and/or with brokers. Please complete and return all proxy cards to ensure that all your shares are voted.
Can I find additional information on the Company’s web site?
Yes. Our web site is located at www.lxp.com. Although the information contained on our web site is not part of this proxy statement, you can view additional information on the web site, such as our code of business conduct and ethics, corporate governance guidelines, charters of board committees, and reports that we file and furnish with the SEC. Copies of our code of business conduct and ethics, corporate governance guidelines, and charters of board committees also may be obtained by written request addressed to Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, New York 10119-4015, Attention: Investor Relations.
Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to be Held on May 19, 2015 - This proxy statement and the Annual Report to Shareholders are available at www.proxyvoting.com.
We have elected to provide access to our proxy materials to our Shareholders on the Internet. Accordingly, a Notice of Meeting and Notice Regarding the Internet Availability of Proxy Materials was mailed on or about April 9, 2015 to our Shareholders of record as of the close of business on March 18, 2015. If you have not received a copy of the Notice, or if you wish to receive a hard copy of the proxy materials, please visit or contact:
1) By Internet:    www.proxyvote.com
2) By Telephone:    1-800-579-1639
3) By E-Mail*:    sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the Notice of Proxy) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.
Please make the requests as instructed above on or before May 5, 2015 to facilitate timely delivery.
How do I obtain a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2014 from the Company?
Upon written request to Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, NY 10119-4105, Attention: Investor Relations, we will provide any shareholder, without charge, a hardcopy of our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC, including the financial statements and schedule, but without exhibits. You may also obtain our Annual Report to Shareholders, which includes our Annual Report on Form 10-K, at www.proxyvote.com.

What is “householding”?
“Householding” allows companies to deliver only one copy of notices and other proxy materials to multiple shareholders who share the same address (if they appear to be members of the same family) unless the company has received contrary instructions from an affected shareholder. We do not offer “householding” for shareholders of record. Please contact your broker if you are not a shareholder of record to find out if your broker offers “householding.”

SHARE OWNERSHIP OF PRINCIPAL SECURITY HOLDERS, TRUSTEES, AND EXECUTIVE OFFICERS
The following table indicates, as of the close of business on March 18, 2015, (a) the number of common shares beneficially owned by each person known by us to own in excess of five percent of the outstanding common shares and (b) the percentage such shares represent of the total outstanding common shares. All shares were owned directly on such date with sole voting and investment power unless otherwise indicated, calculated as set forth in footnote 1 to the table.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned (1)	Percentage of Class
The Vanguard Group, Inc. (2)	29,803,688	12.7%
BlackRock, Inc. (3)	23,281,762	9.9%
Vornado Realty Trust (4)	18,468,969	7.9%
Vanguard Specialized Funds - Vanguard REIT Index Fund (5)	15,451,774	6.6%

(1)For purposes of this table, a person is deemed to beneficially own any common shares as of a given date which such person owns or has the right to acquire within 60 days after such date.
(2)Based on information contained in a Schedule 13G/A filed with the SEC on February 10, 2015. According to such Schedule 13G/A, The Vanguard Group, Inc., together with Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., has sole power to vote or direct to vote 606,814 common shares, shared power to vote or direct to vote 177,337 common shares, sole power to dispose of or to direct the disposition of 29,330,378 common shares, and shared power to dispose or to direct the disposition of 473,310 common shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(3)Based on information contained in a Schedule 13G/A filed with the SEC on January 9, 2015. According to such Schedule 13G/A, BlackRock, Inc., together with BlackRock Japan Co. Ltd., BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Fund Managers Ltd, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock Asset Management Ireland Limited, BlackRock Advisors (UK) Limited, BlackRock Investment Management (UK) Ltd, BlackRock International Limited, BlackRock Asset Management North Asia Limited and BlackRock Life Limited, collectively have sole dispositive power over 23,281,762 common shares and sole voting power over 22,569,229 common shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.
(4)Based on information contained in a Schedule 13D/A filed with the SEC on September 13, 2013. According to such Schedule 13D/A, Vornado Realty Trust, which we refer to as Vornado, holds a majority of the Class A limited partnership interests of Vornado Realty L.P., a Delaware limited partnership (“VRLP”). Vornado LXP LLC, a Delaware limited liability company (“VLXP”), Vornado Newkirk L.L.C., a Delaware limited liability company (“VNEW”), and VNK L.L.C., a Delaware limited liability company (“VNK”), are each wholly owned subsidiaries of VRLP. Vornado, VRLP, VLXP, VNEW and VNK beneficially own 18,468,969, 18,468,969, 9,148,946, 1,359,684 and 950,439 common shares, respectively. Vornado is located at 888 Seventh Avenue, New York, New York 10019 and Vornado Realty L.P. is located at 210 Route 4 East, Paramus, New Jersey 07652.

(5)Based on information contained in a Schedule 13G/A filed with the SEC on February 6, 2015. According to such Schedule 13G/A, Vanguard Specialized Funds - Vanguard REIT Index Fund has sole power to vote or direct to vote 15,451,774 common shares, and does not have either sole or shared disposable power over any of these shares. The address of Vanguard Specialized Funds - Vanguard REIT Index Fund is 100 Vanguard Blvd., Malvern, PA 19355.
The following table indicates, as of the close of business on March 18, 2015, (a) the number of common shares beneficially owned by each trustee and each executive officer, and by all trustees and executive officers as a group, and (b) the percentage such shares represent of the total outstanding common shares. All shares were owned directly on such date with sole voting and investment power unless otherwise indicated, calculated as set forth in footnotes 1 and 2 to the table. The address for each trustee and named executive officer listed below is c/o Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, NY 10119-4015.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned (1)		Percentage of Class (2)
E. Robert Roskind	2,865,320	(3)	1.2%
T. Wilson Eglin	1,938,781	(4)	*
Richard J. Rouse	673,519	(5)	*
Patrick Carroll	863,961	(6)	*
Joseph S. Bonventre	369,884	(7)	*
Harold First	81,321	(8)	*
Richard S. Frary	70,915		*
James Grosfeld	95,559	(9)	*
Kevin W. Lynch	97,728		*
All trustees and executive officers as a group (9 persons)	7,056,988		3.0%
*Represents beneficial ownership of less than 1.0%
(1)For purposes of this table, a person is deemed to beneficially own any common shares as of a given date which such person owns or has the right to acquire within 60 days after such date.
(2)For purposes of computing the percentage of outstanding shares held by each beneficial owner named above on a given date, any security (including, without limitation, limited partnership units redeemable into common shares) owned by such person or persons is included in the total number of outstanding common shares but is not included in the total number of outstanding common shares for the purpose of computing the percentage ownership of any other beneficial owner (with the exception of determining the percentage owned by all trustees and executive officers as a group).
(3)Includes (i) 1,474,296 limited partnership units held directly by Mr. Roskind or indirectly by Mr. Roskind through his wife and entities controlled by Mr. Roskind (which Mr. Roskind disclaims beneficial ownership of except to the extent of his pecuniary interest), in Lepercq Corporate Income Fund L.P., which are currently exchangeable for 1,660,057 common shares, (ii) 436,869 common shares held directly by Mr. Roskind, including through his individual retirement account, (iii) 351,012 common shares underlying common share options which were exercisable on or within 60 days of the Record Date, (iv) 128,003 common shares held by Mr. Roskind which are subject to performance or time-based vesting requirements, (v) 167,843 common shares held in trust in which Mr. Roskind is a beneficiary, (vi) 60,729 common shares owned of record by The LCP Group, L.P., and (vii) 60,807 common shares held by Mr. Roskind’s wife, which Mr. Roskind disclaims beneficial ownership of except to the extent of his pecuniary interest therein. 1,192,299 of the limited partnership units in Lepercq Corporate Income Fund L.P. beneficially owned by Mr. Roskind are pledged as collateral for a personal loan with a third-party lender.
(4)Includes (i) 490,254 common shares held directly by Mr. Eglin, (ii) 128,292 common shares underlying common share options which were exercisable on or within 60 days of the Record Date, (iii) 1,189,372 common shares held by Mr. Eglin which are subject to performance or time-based vesting requirements, and (iv) 130,863 common shares held in trust in which Mr. Eglin is a beneficiary.

(5)Includes (i) 236,872 common shares held directly by Mr. Rouse, (ii) 92,911 common shares underlying common share options which were exercisable on or within 60 days of the Record Date, (iii) 220,512 common shares held by Mr. Rouse which are subject to performance or time-based vesting requirements, and (iv) 123,224 common shares held in trust in which Mr. Rouse is a beneficiary.
(6)Includes (i) 250,885 common shares held directly by Mr. Carroll, including through his individual retirement account or as custodian, (ii) 100,955 common shares underlying common share options which were exercisable on or within 60 days of the Record Date, (iii) 379,605 common shares held by Mr. Carroll which are subject to performance or time-based vesting requirements, and (iv) 132,516 common shares owned of record by Mr. Carroll’s wife, which Mr. Carroll disclaims beneficial ownership of, except to the extent of his pecuniary interest therein.
(7)Includes (i) 83,074 common shares held directly by Mr. Bonventre, (ii) 76,000 common shares underlying common share options which were exercisable on or within 60 days of the Record Date and (iii) 210,810 common shares held directly by Mr. Bonventre which are subject to performance or time-based vesting requirements.
(8)Includes (i) 73,552 common shares held directly by Mr. First, (ii) 6,269 common shares held in Mr. First’s individual retirement account and (iii) 1,500 common shares held in Mr. First’s 401(k) account.
(9)Includes (i) 7,500 common shares owned jointly with Mr. Grosfeld’s wife, (ii) 69,516 common shares owned of record by Mr. Grosfeld’s wife, which Mr. Grosfeld disclaims beneficial ownership of, except to the extent of his pecuniary interest therein, and (iii) 18,543 common shares owned of record by a trust in which Mr. Grosfeld is a beneficiary and a trustee.
Other than as set forth above, as of the Record Date, no common shares were held by our executive officers or trustees in margin accounts or pledged as collateral for a loan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our trustees, executive officers, and beneficial owners of more than 10 percent of the total outstanding common shares to file initial reports of ownership and reports of changes in ownership of common shares and other equity securities with the SEC and the NYSE. Trustees, executive officers, and beneficial owners of more than 10 percent of the total outstanding common shares are required to furnish us with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to us and written representations from our trustees and executive officers, we believe that during the 2014 fiscal year our trustees, executive officers and beneficial owners of more than 10 percent of the total outstanding common shares complied with all Section 16(a) filing requirements applicable to them.

PROPOSAL NO. 1 ELECTION OF TRUSTEES
Board of Trustees
Our Board of Trustees currently consists of seven trustees. Our current seven trustees are nominated for election at the 2015 Annual Meeting of Shareholders. Election of our trustees requires the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to the election of trustees.
The seven nominees for trustee are E. Robert Roskind, T. Wilson Eglin, Richard J. Rouse, Harold First, Richard S. Frary, James Grosfeld, and Kevin W. Lynch. Each nominee has consented to being named in this proxy statement and to serve if elected. Background information relating to the nominees for election appears below.
The enclosed proxy, if signed, dated, and returned, and any proxy properly authorized via the Internet or telephone, unless withheld, a broker non-vote or a contrary vote is indicated, will be voted FOR the election of these seven nominees. In the event any such nominee becomes unavailable for election, votes will be cast, pursuant to authority granted by the proxy, for such substitute nominee as may be nominated by our Board of Trustees. All trustees serve until our 2016 Annual Meeting of Shareholders or their earlier resignation or removal and until their respective successors, if any, are elected and qualify.

The following information, as of March 18, 2015, relates to the nominees for election as our trustees:

Name	Business Experience

E. ROBERT ROSKIND....... Age 70
Mr. Roskind, our Chairman since March 2008, previously served as Co-Vice Chairman from December 2006 to March 2008, Chairman from October 1993 to December 2006, and Co-Chief Executive Officer from October 1993 to January 2003. He founded The LCP Group, L.P., a real estate advisory firm, in 1973 and has been its Chairman since 1976. Mr. Roskind also serves as Chairman of Crescent Hotels and Resorts and Live In America Financial Services LLC. Mr. Roskind, as our Chairman and our founder, provides our Board of Trustees with deep knowledge of our history and strategies and vast experience in net-lease real estate investing.

T. WILSON EGLIN............. Age 50
Mr. Eglin has served as our Chief Executive Officer since January 2003, our President since April 1996, and as a trustee since May 1994.  He served as one of our Executive Vice Presidents from October 1993 to April 1996 and our Chief Operating Officer from October 1993 to December 31, 2010. Mr. Eglin, as our Chief Executive Officer, provides our Board of Trustees with extensive experience in net-lease investing, real estate operations and capital markets having led us through various cycles of growth.

RICHARD J. ROUSE........... Age 69
Mr. Rouse has served as one of our trustees since March 18, 2014, our Vice Chairman since March 2008 and our Chief Investment Officer since January 2003 and previously served as one of our trustees from October 1993 to May 2010, our Co-Vice Chairman from December 2006 to March 2008, our President from October 1993 to April 1996 and our Co-Chief Executive Officer from October 1993 to January 2003.  Mr. Rouse, as our Chief Investment Officer and one of our founders, provides our Board of Trustees with a unique insight into net-lease real estate investing and management.

HAROLD FIRST................... Age 78
Mr. First has served as a trustee since November 26, 2007. Mr. First has been a financial consultant since 1993. From December 1990 through January 1993, Mr. First served as Chief Financial Officer of Icahn Holding Corp., a privately held holding company. Mr. First is currently a director and chairman of the audit committee of American Railcar Industries, Inc. (NASDAQ: ARII). Mr. First has served as a director of numerous public and private companies, including XO Holdings, Inc., WestPoint International, Inc., Panaco, Inc., GB Holdings Inc. (Sands Casino), and Newkirk Realty Trust, Inc. Mr. First is a certified public accountant. Mr. First provides our Board of Trustees with extensive public accounting experience, including knowledge of generally accepted accounting principles and public company reporting requirements, and experience as a director and audit committee chair for numerous companies, including real estate investment companies.

RICHARD S. FRARY........... Age 67
Mr. Frary has served as a trustee since December 31, 2006. Mr. Frary has been the founding partner and majority shareholder of Tallwood Associates, Inc., a private real estate investment firm, since 1990 and a partner of Brookwood Financial Partners, L.P., a private equity firm that acquires real estate and invests in private companies, since 1993. He serves as a director of Nexus Resources, Inc. Mr. Frary previously served on the board of directors of Tarragon Corporation and Newkirk Realty Trust, Inc., both publicly traded real estate investment trusts, and The Johns Hopkins University. Mr. Frary provides our Board of Trustees with extensive real estate investment and corporate finance experience and knowledge of the assets acquired in our merger with Newkirk Realty Trust, Inc.

JAMES GROSFELD............. Age 77
Mr. Grosfeld has served as a trustee since November 2003. He also serves as a member of the board of directors of BlackRock, Inc. and a member of the Management Development and Compensation Committee and the Nominating and Corporate Governance Committee thereof. He has served on the advisory board of the Federal National Mortgage Association and as director of Copart, Inc., Interstate Bakeries Corporation, Addington Resources, Ramco-Gershenson Properties Trust and BlackRock Investors. He was chairman and chief executive officer of Pulte Home Corporation from 1974 to 1990. Mr. Grosfeld provides our Board of Trustees with extensive experience in corporate finance, with industry specific expertise due to his experience leading a nationwide homebuilder and governing expertise having served on numerous other public and private boards of directors.

KEVIN W. LYNCH................. Age 62
Mr. Lynch has served as a trustee since May 2003 and from May 1996 to May 2000. Mr. Lynch co-founded and has been a principal of The Townsend Group, a real estate consulting firm, since 1983. Mr. Lynch is a member of the Pension Real Estate Association and the National Council of Real Estate Investment Fiduciaries. Mr. Lynch was previously a director of First Industrial Realty Trust (NYSE:FR). Mr. Lynch is also currently on the advisory board for the U.S. Institutional Real Estate Letter. Mr. Lynch provides our Board of Trustees with extensive real estate consulting experience and experience with institutional real estate investors.

Required Vote and Recommendation
Election of each trustee requires the affirmative vote of a majority of the votes cast with respect to each nominee at the Annual Meeting.

THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH NOMINEE.

MANAGEMENT AND CORPORATE GOVERNANCE
Our Board of Trustees

Our Board of Trustees held seven meetings during the fiscal year ended December 31, 2014. Each trustee attended at least 75% of the aggregate of the total number of meetings of our Board of Trustees and all committees of the Board of Trustees on which he served.
We expect all trustees to attend each annual meeting of shareholders, but from time to time other commitments prevent all trustees from attending each meeting. All trustees that were trustees at such time, except for Mr. Grosfeld, attended, either in person or telephonically, the 2014 Annual Meeting of Shareholders, which was held on May 20, 2014.
The suggested retirement age for all trustees elected or appointed to our Board of Trustees is 75. Upon attaining the age of 75 and annually thereafter, such a trustee shall tender a letter of resignation from our Board of Trustees to the chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews the trustee's continuation on our Board of Trustees, and recommends to our Board of Trustees whether, in light of all the circumstances, our Board of Trustees should accept such proposed retirement or request that the trustee continue to serve on the Board of Trustees.  In 2015, each of Mr. First and Mr. Grosfeld tendered a letter of resignation under this policy, which were rejected by our Board of Trustees.

Trustee Independence
Our Board of Trustees has adopted the following categorical standards under our Corporate Governance Guidelines, under which a trustee may not be deemed independent:
•The trustee is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company. Employment as an interim Chairman, Chief Executive Officer or other executive officer will not disqualify a trustee from being considered independent following that employment.
•The trustee has received, or an immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than trustee and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a trustee for former service as an interim Chairman, Chief Executive Officer or other executive officer and compensation received by an immediate family member for service as a non-executive employee of the Company will not be considered in determining independence under this test.
•(A) The trustee is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the trustee has an immediately family member who is a current partner of such a firm; (C) the trustee has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) the trustee or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit.
•The trustee or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the time serves or served on that company’s compensation committee.
•The trustee is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.
For purposes of these categorical standards:
•“affiliate” means any consolidated subsidiary of the Company and any other entity that controls, is controlled by or is under common control with the Company, as evidenced by the power to elect a majority of the board of directors or comparable governing body of such entity;
•“executive officer” means an “officer” within the meaning of Rule 16a-1(f) under the Exchange Act; and
•“immediate family” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or those who have died or who become incapacitated.
Pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee, on behalf of our Board of Trustees, undertook its annual review of trustee independence in the first quarter of 2015. During this review, our Board of Trustees, in light of the categorical standards set forth above (which are also documented in our Corporate Governance Guidelines, which is available on our web site at www.lxp.com), considered transactions and relationships between each trustee or any member of his or her immediate family and us and our subsidiaries and affiliates, including those under “Certain Relationships and Related Transactions,” below. Our Board of Trustees also considered whether there were any transactions or relationships between trustees or any member of his immediate family (or any entity of which a trustee or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with the determination that a trustee is independent.
As a result of this review, our Board of Trustees affirmatively determined that all of the trustees nominated for election at the Annual Meeting, other than Messrs. Roskind, Eglin and Rouse, are independent of us and our management under applicable regulations, the NYSE listing standards and the standards set forth in our Corporate Governance Guidelines. Messrs. Roskind, Eglin and Rouse are not considered independent because of their employment as executive officers of the Company.
As a result of the Board of Trustees’ affirmative determination, following the Annual Meeting, the Board of Trustees will consist of a majority of independent members. Although a higher percentage of independent members is generally recommended by shareholder advisory firms, the Board of Trustees has historically believed that due to our size and the fact that the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee each consist solely of independent members, the Board of Trustees determined that a smaller Board of Trustees with three representatives from management and four independent members was appropriate. However, the Board of Trustees is exploring an increase in the number of independent members to provide for gender diversity at the Board of Trustees level.

Committees of our Board of Trustees
Our Board of Trustees has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Executive Committee.
Audit Committee. The Audit Committee of our Board of Trustees was established in accordance with Section 10A-3 of the Exchange Act. The principal functions of the Audit Committee are described below under the heading “Audit Committee Report” and are contained in a written charter, which is available on our web site at www.lxp.com. As of December 31, 2014, the Audit Committee members were Messrs. First (Chairperson), Frary and Lynch, each of whom was determined by our Board of Trustees to be “independent” for audit committee purposes as that term is used in applicable listing standards of the NYSE. Our Board of Trustees has determined that Mr. First qualifies as an “Audit Committee Financial Expert” in accordance with Item 407(d)(5) of Regulation S-K and that Messrs. Frary and Lynch, at a minimum, have accounting and related financial management expertise within the meaning of the listing standards of the NYSE. None of the current Audit Committee members serves on the audit committees of more than three publicly registered companies.
During the fiscal year ended December 31, 2014, the Audit Committee met eight times in-person and telephonically, including quarterly in-person meetings with management, an internal audit consulting firm and our independent registered public accounting firm, to discuss matters concerning, among other matters, financial accounting matters, the audit of our consolidated financial statements for the year ended December 31, 2014, the adequacy of our internal controls over financial reporting, and internal audit matters. In addition, at each quarterly in-person Board of Trustees meeting, the Chairman of the Audit Committee updated the Board of Trustees with respect to matters discussed at the Audit Committee meetings.
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.
During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.
Pursuant to the Audit Committee charter, the Audit Committee is responsible for the pre-approval of all auditing services and, to the extent permitted under applicable law, non-audit services to be provided to the Company by the independent registered public accounting firm engaged by the Company. The Chairperson of the Audit Committee is delegated the authority to grant such pre-approvals. The decisions of the Chairperson to pre-approve any such activity are presented to the Audit Committee at its next scheduled meeting. In accordance with the foregoing, the retention by management of the independent registered accounting firm engaged by the Company for tax consulting services for specific projects is pre-approved, provided, that the cost of any such retention does not exceed $20,000 and the annual cost of all such retentions does not exceed $50,000.

The Audit Committee previously adopted an Internal Audit Charter, which formalizes the internal audit function of the Company. For the year ended December 31, 2014, the Audit Committee retained CohnReznick LLP to provide internal audit assistance.
Report of the Audit Committee of our Board of Trustees
Management is responsible for the internal controls and financial reporting process of Lexington Realty Trust (the “Trust”). The independent registered public accounting firm is responsible for performing an independent audit of the Trust's consolidated financial statements and auditing the Trust's internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), and issuing a report thereon. The Audit Committee of the Board of Trustees of the Trust (the “Audit Committee”) is responsible for monitoring and overseeing these processes. The charter of the Audit Committee is designed to assist the Audit Committee in complying with applicable provisions of the Securities and Exchange Act of 1934, as amended, and the New York Stock Exchange’s listing rules, all of which relate to corporate governance and many of which directly or indirectly affect the duties, powers and responsibilities of the Audit Committee. Among the duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of the independent registered public accounting firm,

•	reviews with the independent registered public accounting firm the scope of the annual audit and the audit procedures to be utilized,

•	pre-approves audit and permitted non-audit services provided by the independent registered public accounting firm,

•	reviews the independence of the independent registered public accounting firm,

•	reviews the adequacy of the Trust's internal accounting controls, and

•	reviews accounting, auditing and financial reporting matters with the Trust's independent registered public accounting firm and management.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2014 audited consolidated financial statements. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB Auditing Standards No. 16. The Audit Committee also received written disclosures and the letter from the independent registered public accounting firm as set forth in the applicable requirements of the PCAOB, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.
Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm referred to above, and the Audit Committee’s review of the representations of management, the Audit Committee recommended that our Board of Trustees include the December 31, 2014 audited consolidated financial statements in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the United States Securities and Exchange Commission on February 26, 2015.
Audit Committee of the Board of Trustees
Harold First, Chairperson, Richard S. Frary and Kevin W. Lynch

Compensation Committee. The functions of the Compensation Committee are set forth in a written charter, which is available on our web site at www.lxp.com. Primary among these functions are to determine the compensation for our executive officers and non-employee trustees and to administer and review our compensation plans and programs. As of December 31, 2014, the Compensation Committee members were Messrs. Frary (Chairperson), Grosfeld, and Lynch, each of whom was determined by our Board of Trustees to be “independent” as defined by the applicable listing standards of the NYSE. During the fiscal year ended December 31, 2014, the Compensation Committee met seven times.
The Compensation Committee charter reflects various responsibilities, and the Compensation Committee periodically reviews and revises its charter. To assist in carrying out its responsibilities, the Compensation Committee regularly receives reports and recommendations from our executive officers, primarily our Chief Executive Officer, and from an outside compensation consultant it selects and retains. In addition and as appropriate, the Compensation Committee consults with its own legal or other advisors, all in accordance with the authority granted to it under its charter. During 2014, the Compensation Committee retained FPL Associates Compensation, a division of FPL Associates L.P., a nationally known executive compensation and benefits consulting firm, which we refer to as FPL. FPL charged $49,000 for these services. Other than reviewing and advising with respect to executive and trustee compensation, FPL does not provide any non-executive compensation or other services for us. As a result, FPL is an independent compensation consultant. Management does not retain any executive compensation consultant.
The Compensation Committee has the authority to determine and approve the individual elements of total compensation paid to our executive officers and certain other senior officers. The Compensation Committee reviews the performance and compensation of our executive officers, including the executive officers named in this proxy statement. Our Chief Executive Officer assists in the annual review of the compensation of our other executive officers and certain other senior officers. Our Chief Executive Officer makes recommendations with respect to salary adjustments and annual cash incentive opportunities, annual long-term incentive opportunities and any other long-term incentive awards based on his review and on market data compiled by the Compensation Committee's compensation consultant or industry associations.
Compensation Committee Report (1)
The Compensation Committee (the “Compensation Committee”) of the Board of Trustees of Lexington Realty Trust has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to our Board of Trustees that the Compensation Discussion and Analysis be included in Lexington Realty Trust's proxy statement for the 2015 Annual Meeting of Shareholders and Annual Report on Form 10-K for the year ended December 31, 2014.
Compensation Committee of the Board of Trustees
Richard S. Frary, Chairperson, James Grosfeld and Kevin W. Lynch
(1) Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, which we refer to as the Securities Act, or the Exchange Act, that might incorporate by reference this proxy statement or future filings made by us under those statutes, the Compensation Committee Report is not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under the Securities Act or the Exchange Act.
Nominating and Corporate Governance Committee. The principal functions of the Nominating and Corporate Governance Committee are to identify individuals qualified to become trustees and/or executive officers, monitor corporate governance guidelines, lead the annual review of our Board of Trustees and make recommendations for service on all other committees and are set forth in a written charter, which is available on our web site at www.lxp.com. As of December 31, 2014, the Nominating and Corporate Governance Committee members were Messrs. Grosfeld (Chairperson), First, and Frary, each of whom were determined by our Board of Trustees to be “independent” as defined by the applicable listing standards of the NYSE. During the fiscal year ended December 31, 2014, the Nominating and Corporate Governance Committee met four times.

Our Board of Trustees believes that the Nominating and Corporate Governance Committee is qualified and in the best position to identify, review, evaluate and select qualified candidates for membership on our Board of Trustees based on the criteria described in the next paragraph. However, the Nominating and Corporate Governance Committee intends to consider nominees recommended by shareholders only if the submission of a recommendation includes a current resume and curriculum vitae of the candidate, a statement describing the candidate's qualifications, contact information for personal and professional references, the name and address of the shareholder who is submitting the candidate for nomination, the number of shares which are owned of record or beneficially by the submitting shareholder and a description of all arrangements or understandings between the submitting shareholder and the candidate for nomination. Submissions should be made to: Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, NY 10119-4015, Attention: Secretary. The Nominating and Corporate Governance Committee has no obligation to recommend such candidates for nomination except as may be required by contractual obligation of the Company.
Furthermore, our Board of Trustees is evaluating a “proxy access” bylaw amendment whereby shareholders meeting certain criteria, including amount of ownership and length of ownership, can nominate a certain number of candidates for membership on our Board of Trustees in our proxy statement subject to certain other limitations. We expect to conduct an outreach effort with our shareholders following the Annual Meeting so that our Board of Trustees can make an informed decision with respect to adopting the appropriate “proxy access” bylaw amendment.
In recommending candidates for membership on our Board of Trustees, the Nominating and Corporate Governance Committee’s assessment includes consideration of issues of judgment, diversity, expertise, and experience. The Nominating and Corporate Governance Committee believes that a diverse board is one that includes differences of viewpoints, professional experience, education, skill, and other individual qualities and attributes that contribute to board heterogeneity. The Nominating and Corporate Governance Committee also considers other relevant factors as it deems appropriate. Generally, qualified candidates for board membership should (i) demonstrate personal integrity and moral character, (ii) be willing to apply sound and independent business judgment for the long-term interests of shareholders, (iii) possess relevant business or professional experience, technical expertise, or specialized skills, (iv) possess personality traits and backgrounds that fit with those of the other trustees to produce a collegial and cooperative environment, (v) be responsive to our needs, and (vi) have the ability to commit sufficient time to effectively carry out the duties of a trustee. After completing this evaluation and review, the Nominating and Corporate Governance Committee makes a recommendation to our Board of Trustees as to the persons who should be nominated by our Board of Trustees, and our Board of Trustees determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.
To the extent there is a vacancy on our Board of Trustees, the Nominating and Corporate Governance Committee will either identify individuals qualified to become trustees through relationships with our trustees or executive officers or by engaging a third party. The Nominating and Corporate Governance Committee has not engaged a third party to identify, evaluate or assist in identifying or evaluating potential nominees.
Executive Committee. The principal function of the Executive Committee is to exercise the authority of our Board of Trustees regarding routine matters performed in the ordinary course of business or specific authority as authorized and approved by our Board of Trustees. As of December 31, 2014, the Executive Committee was comprised of Messrs. Lynch (Chairman), Frary, Eglin, and Roskind. The Executive Committee does not meet regularly, but meets as necessary or as directed by our Board of Trustees.

Board Leadership Structure and Risk Oversight
Our board leadership structure currently consists of an independent Lead Trustee, an executive Chairman and a Chief Executive Officer. While we have separated the Chairman and Chief Executive Officer roles, both positions are held by executive officers. We believe that these positions are appropriate as our Chairman is also our founder and is active in our management. As a result of our Chairman and our Chief Executive Officer not being independent of us, our Board of Trustees determined that a Lead Trustee, who is independent, was necessary and appropriate. The Lead Trustee acts as a liaison between the independent trustees and management and presides at all regularly-scheduled executive sessions of the non-management members or independent members of our Board of Trustees. As of December 31, 2014, Mr. Lynch was our Lead Trustee.
Risk is an integral part of our Board of Trustees and Committee deliberations throughout the year.  Management regularly performs, and reports to our Board of Trustees with respect to, a quarterly risk assessment as part of our risk management program.  The quarterly risk assessment assesses the critical risks we face (e.g., strategic, operational, financial, legal/regulatory, and reputational), their relative magnitude and management’s actions to mitigate these risks.  In addition, the Audit Committee assists our Board of Trustees with the oversight of our risk management program, including its oversight of our internal audit function.

Best Practices
We are mindful of the concerns of our shareholders and of proxy advisory groups. Within reason, we strive to implement best governance practices. In that regard, and in addition to the items disclosed elsewhere, we have implemented the following corporate governance practices.
•Prohibit margin and/or pledging arrangements by our trustees and executive officers. As of September 11, 2014, no waivers will be granted and any existing waivers are exempt until December 31, 2015. In 2013, our Board of Trustees permitted a pledge by Mr. Roskind of 1,192,299 limited partnership units in Lepercq Corporate Income Fund L.P. (which are currently redeemable for 1,342,529 common shares) that he beneficially owns as additional collateral for a personal loan with a third-party lender. We believe Mr. Roskind's pledge is mitigated by the following factors: (1) Mr. Roskind's pledge is additional collateral for a mortgage loan obtained by Mr. Roskind that had a balance of approximately $6.0 million at origination and is secured by three properties owned by Mr. Roskind with annual income equal to approximately nine times the debt service at origination, (2) Mr. Roskind's pledge will be released by the lender upon Mr. Roskind meeting certain conditions, and (3) Mr. Roskind's pledge represented less than one percent of the common shares outstanding as of the date of origination of the loan.
•Require (1) our Chief Executive Officer to beneficially own such number of common shares having a value equal to at least six times the amount of his annual base salary, (2) each of three next most highly compensated executive officers and the fifth most highly compensated executive officer to beneficially own such number of common shares having a value equal to at least three times and two times, respectively, such executive officer’s annual base salary, and (3) non-management trustees to beneficially own such number of common shares having a value equal to three times their annual retainer.
•Require our executive officers to maintain beneficial ownership of at least 50% of any common shares acquired by them through our equity award plans from November 2009, including, without limitation, through option awards and vesting of restricted shares, after taxes and transaction costs, until retirement or other termination of employment.
•Our non-management trustees each take at least 50% of their compensation from us in our common shares.

•Prohibit cash buyouts of underwater options.
•Eliminated and prohibit tax gross-ups and single-trigger change-in-control severance payouts in employment contracts.

Shareholder Communications
Parties wishing to communicate directly with our Board of Trustees, an individual trustee, the Lead Trustee or the non-management members of our Board of Trustees as a group should address their inquires to our General Counsel by mail sent to our principal office located at One Penn Plaza, Suite 4015, New York, New York 10119-4015. The mailing envelope should contain a clear notification indicating that the enclosed letter is an “Interested Party/Shareholder-Board Communication,” “Interested Party/Shareholder-Trustee Communication,” “Interested Party/Shareholder-Lead Trustee Communication” or “Interested Party/Shareholder-Non-Management Trustee Communication,” as the case may be.

Periodic Reports, Code of Ethics, Committee Charters and Corporate Governance Guidelines
Our Internet address is www.lxp.com. We make available free of charge through our web site our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, other filings with the SEC, and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such materials with the SEC. We also have made available on our web site copies of our current Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Code of Business Conduct and Ethics, and Corporate Governance Guidelines. In the event of any changes to these charters or the code or the guidelines, updated copies will also be made available on our web site.
You may request a copy of any of the documents referred to above, without charge to you, by contacting us at the following address, email or telephone number:
Lexington Realty Trust
One Penn Plaza, Suite 4015 New York, NY 10119-4015
Attention: Investor Relations
ir@lxp.com
(212) 692-7200

Certain Relationships and Related Transactions
Policy. We have adopted a written policy regarding the review, approval and ratification of any related party transaction. Under this policy, the Audit Committee or the Board of Trustees (consisting of all of the non-conflicted members) reviews the relevant facts and circumstances of each related party transaction, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics and the Audit Committee or the Board of Trustees (consisting of all of the non-conflicted members) either approves or disapproves the related party transaction. Any related amendment to, or waiver of any provision of, our Code of Business Conduct and Ethics for executive officers or trustees must be approved by the Nominating and Corporate Governance Committee (consisting of the non-conflicted members) and will be promptly disclosed to our shareholders as required by applicable laws, rules or regulations including, without limitation, the requirements of the NYSE.
Any related party transaction will be consummated and continue only if the Audit Committee or the Board of Trustees (consisting of all of the non-conflicted members) has approved or ratified such transaction in accordance with the guidelines set forth in the policy. For purposes of our policy, a “Related Party” is: (1) any person who is, or at any time since the beginning of our last fiscal year was, one of our trustees or executive officers or a nominee to become one of our trustees; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member of any of the foregoing persons, which means any spouse, child, stepchild, parent, stepparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law; and (4) any firm, corporation, or other entity in which any of the foregoing persons is employed, is a general partner, principal, or in a similar position, or in which such person has a 5% or greater beneficial ownership interest.
We have also adopted a written supplemental policy for related party transactions involving our trustees and trustee nominees and our executive officers and any immediate family member of the foregoing persons, which provides for additional levels of review and exclusion of the related party from discussions, negotiations and approvals of the related party transaction. The full supplemental policy is set forth in our Code of Business Conduct and Ethics.
Indemnification Agreements. Our trustees and certain of our executive officers have entered into indemnification agreements with us. Pursuant to these agreements, we agree to indemnify the trustee or executive officer who is a party to such an agreement against any and all judgments, penalties, fines, settlements, and reasonable expenses (including attorneys’ fees) actually incurred by the trustee or executive officer or in a similar capacity for any other entity at our request. These agreements include certain limitations on our obligations in certain circumstances, particularly in situations in which such indemnification is prohibited or limited by applicable law.
Live In America Financial Services LLC. In March 2012, our Board of Trustees (without Mr. Roskind) approved the formation of Live In America Financial Services LLC, a Delaware limited liability company, or the Regional Center Holding Company, the sole members of which were to be (1) Lexington Realty Advisors, Inc., one of our taxable REIT subsidiaries, and (2) The LCP Group L.P., an affiliate of Mr. Roskind. The objective of the Regional Center Holding Company was to form entities, which we refer to as Regional Centers, seeking U.S. Citizenship and Immigration Services, or USCIS, designation as an entity approved to raise funds from immigrant investors and invest such funds in projects that create jobs for U.S. workers in accordance with the fifth preference employment-based immigration program administered by the USCIS.
Our Board of Trustees approved a joint venture arrangement where (1) we pay all expenses and retain all benefits of the Regional Center Holding Company related to our use of the Regional Center Holding Company and the Regional Centers, which will be limited to single-tenant investments (not including lodging investments) and (2) The LCP Group L.P. pays all expenses and retains all benefits of the Regional Center Holding Company related to its use of the Regional Center Holding Company and the Regional Centers, which shall not include single-tenant investments (except for lodging investments). Our Board of Trustees specifically approved the reimbursement of our share of expenses related to the formation of the initial Regional Center.
We terminated our interest in the Regional Center Holding Company in 2014, because we did not believe the joint venture arrangement was the most efficient way for us to access such capital.

Charitable and Political Contributions
During 2014, we did not make any charitable contribution to any tax-exempt organization in which any independent trustee serves as an executive officer. As a general policy, we do not make a charitable contribution unless there is an express business purpose. We did not make any direct political contributions during 2014 and we do not intend to make any direct political contributions during 2015.

Compensation Committee Interlocks and Insider Participation
As of December 31, 2014, the Compensation Committee consisted of Messrs. Frary (Chairperson), Grosfeld, and Lynch. None of Messrs. Frary, Grosfeld, or Lynch is or has been one of our executive officers. Further, none of our executive officers has ever served as a member of the compensation committee or as a director of another entity whose executive officers served on our Compensation Committee or as a member of our Board of Trustees.

COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis
Executive Summary.
This Compensation Discussion and Analysis section discusses the compensation policies and programs for our named executive officers.
Named Executive Officers. Our named executive officers are:

Name	Title
T. Wilson Eglin	Chief Executive Officer and President
Patrick Carroll	Executive Vice President, Chief Financial Officer, and Treasurer
E. Robert Roskind	Chairman
Richard J. Rouse	Vice Chairman and Chief Investment Officer
Joseph S. Bonventre	Executive Vice President, General Counsel and Secretary
Compensation Committee Responsibility and Philosophy. The Compensation Committee administers the compensation policies and programs for our named executive officers and regularly reviews and approves our compensation strategy and principles to ensure that they are aligned with our business strategy and objectives, encourage high performance, promote accountability and assure that management’s interests are aligned with the interests of our shareholders. The Compensation Committee believes that the compensation program should further both short-term and long-term business goals and strategies while enhancing shareholder value. In keeping with this philosophy, the compensation program’s objectives are to:

•	maintain a transparent compensation program that is easy for all of our shareholders to understand;

•	further align the interests of our named executive officers with those of our shareholders;

•	strengthen the relationship between pay and performance; and

•	retain key members of management.
The Compensation Committee believes that the business judgment of its members is necessary to properly evaluate and design an executive compensation program.

Impact of 2014 “Say on Pay” Advisory Vote.
We provided our shareholders with an advisory “say-on-pay” vote on the compensation of our named executive officers at our 2014 Annual Meeting of Shareholders.
Results. Approximately 28% of our shareholders voted “FOR” the compensation of our named executive officers as disclosed in the proxy statement in 2014. This marked a significant departure from our historical support levels, when we achieved some of the highest “say-on-pay” results across the REIT industry:

•	2011: approximate 98% of our shareholders voted “FOR”

•	2012: approximate 99% of our shareholders voted “FOR”

•	2013: approximate 98% of our shareholders voted “FOR”
The compensation program for our named executive officers was largely the same from 2011 to 2012 and unchanged from 2012 to 2013, with the exception of long-term retention grants made to certain of our named executive officers.
Outreach Effort. To better understand the concerns of our shareholders as evidenced by the “say-on-pay” vote, the Compensation Committee commenced an outreach effort with its shareholders and certain of their advisors. The Compensation Committee reached out to and offered to speak with its shareholders that represent in excess of 43% of the common shares outstanding as of the Record Date. The following is a summary of (1) what we heard from our shareholders or their advisors and what we learned from reporting proxy advisory firms and (2) how we responded.

What we heard:	How we responded:
The annual cash incentive opportunity for our CEO (1) has target award percentages well above peers, (2) has too much emphasis on individual weighting/performance, and (3) has goals that do not appear rigorous.

● Reduced Chief Executive Officer target percentage from 200% to 112.5% of base salary to bring target annual cash compensation in line with our peers.
● Increased percentage of the annual cash incentive opportunity based on annual pre-defined objective measures to 70%.
● For 2015, enhanced disclosure regarding rationale, reasonableness and rigorousness for each pre-defined objective measure.

The annual long-term incentive opportunity (1) duplicates the annual cash incentive award opportunity measures and (2) does not provide for long-term performance measures.
● Removed the annual long-term incentive opportunity from the 2014 executive compensation program.
● For 2015, established a long-term incentive program, 70% of which is subject to a three year performance period.
● Performance vesting avoids the complete overlap with the annual cash incentive opportunity while also providing for a means to directly align our executives with longer-term performance.

The long-term retention awards are not sufficiently performance based to justify the size of the awards.
● The 2013 long-term retention award achieved the Compensation Committee’s disclosed objective of increasing the common share ownership of certain members of management, in an effort to retain the next generation of executive management and align their interests with those of our shareholders.
● In recent years, competition in single-tenant investments increased significantly and several new REITs and other investors focused on single-tenant investments entered the market, which led to an increase in the demand for senior executives with experience in single-tenant investments.
● There is no economic benefit to the recipient until January 15, 2018 and continued vesting until January 15, 2022.
● No long-term retention awards were made to our Chairman and our Vice Chairman, who are our founders and who the Compensation Committee believes have sufficient share ownership for their positions and tenures with us.
● Prior returns (197% absolute total return from January 1, 2009 to December 31, 2012, which was over 50% higher than the broader REIT industry) immediately preceded the awards and supported the awards. The Compensation Committee believes that this superior return was due to management’s discipline in achieving its business goals due to the leadership of our Chief Executive Officer.
● One-time awards and similar awards are not currently anticipated in the future.

High CEO pay in 2013 is not borne by superior results.
● Approximately 71% of our Chief Executive Officer’s 2013 total compensation as set forth in the Summary Compensation Table resulted from the long-term retention award.
● The entire grant date value of $7,980,000 was included in 2013 compensation even though there is no economic benefit to the recipient until January 15, 2018.
● Fifty percent of this award is expensed over 9 years and balance is expensed over 5 years.
● Process to increase our Chief Executive Officer’s ownership began in 2011 and consisted of peer group CEO ownership report prepared by the Compensation Committee’s compensation consultant.
● Objective to increase our Chief Executive Officer’s share ownership was disclosed in the proxies for our 2012 and 2013 Annual Meeting of Shareholders.
● Absent the long-term retention award, 2013 total compensation to our Chief Executive Officer (consisting of base salary, annual cash incentive award and annual long-term incentive award) of $3,075,000 was in line with the median of the size-based peer group total compensation of $3,308,000 and total target compensation of $2,804,000 in the benchmark study prepared for the Compensation Committee in 2013.
● The Compensation Committee believes that 2013 performance justified total compensation in excess (though not materially) of those levels.

In reevaluating our executive compensation program for 2014 and structuring the program for 2015, the Compensation Committee also reviewed executive compensation programs used by the peer group companies listed in our 2014 proxy statement, as well as those used by other real estate investment trusts following failed “say-on-pay” votes. After evaluating different performance measures for the 2015 long-term incentive award, the Compensation Committee selected relative total shareholder return as the appropriate measure because relative total shareholder return compares our performance against the other investment options available to our shareholders. The Compensation Committee believes that using relative total shareholder return, combined with a multi-year performance period, mitigates the risk of other measurements that may influence management to recommend actions it otherwise would not recommend. The Compensation Committee also believes that the modifications to our executive compensation program provides the appropriate mix of factors when awarding compensation to our named executive officers.
Executive Compensation Policies. As a result of the outreach effort and reevalution discussed above, the Compensation Committee adopted the following policies:

•
At least 70% of the annual cash incentive opportunity for executive compensation will be based on annual pre-defined objective performance measures which will be disclosed similar to the disclosure of the 2015 annual cash incentive opportunity.

•
At least 70% of the long-term incentive target opportunity will be based on future pre-defined objective performance measures, which measures will be disclosed (1) upon the grant of the related award with sufficient detail to allow shareholders to calculate performance and (2) similar to the disclosure of the 2015 long-term incentive opportunity.

Reductions in 2014 Opportunities. The Compensation Committee reduced our Chief Executive Officer’s annual cash incentive opportunities as a percentage of base salary for 2014 as follows:

Threshold	Target	High
From 100% to 56.25%	From 200% to 112.5%	From 300% to 225%
As a result, our Chief Executive Officer’s annual cash incentive award for 2014 decreased by 40%, as follows:

2014 Annual Cash Incentive	2013 Annual Cash Incentive	$ Reduction	% Reduction
$720,000	$1,200,000	$480,000	40%
Further, the Compensation Committee determined not to award an annual long-term incentive award in 2014 to our Chief Executive Officer:

2014 Annual Long-Term Incentive	2013 Annual Long-Term Incentive	$ Reduction	% Reduction
$0	$1,275,000	$1,275,000	100%
As a result of the foregoing, total compensation to our Chief Executive Officer decreased by 88%, as follows:

2014 Total Compensation	2013 Total Compensation	$ Reduction	% Reduction
$1,360,000	$11,055,000	$9,695,000	88%

Executive Compensation Best Practices.
In addition to the items set forth above in “Executive Compensation Highlights,” our executive compensation programs contain the following best practices:
•Clawback: Our 2011 Equity-Based Award Plan provides for the recoupment or clawback of awards under circumstances involving materially inaccurate results or misconduct.
•Tax Gross-Ups: We do not reimburse any tax obligations of our named executive officers.
•Independent Compensation Consultant: The Compensation Committee uses an independent compensation consultant that does not perform any work directly for our management.
•Peer Groups: We utilize a competitor peer group and a size-based peer group, but our Compensation Committee tends to focus more on the size-based peer group. While references are made to the median of the size-based peer group, the Compensation Committee does not target the median, average or any percentile of the peer group.
•Share Options: Our outstanding share options were issued with an exercise price at the grant date value. We also do not re-price underwater share options.
•Share Ownership: Our Chief Executive Officer is required to beneficially own our common shares with a value at least six times the amount of his annual base salary. Excluding our Chief Executive Officer, the three most highly compensated executive officers and the fourth most highly compensated executive officer are subject to share ownership guidelines of three times and two times, respectively, the amount of their respective annual base salary. Non-management trustees are required to beneficially own a number of common shares having a value equal to three times the annual retainer.
•Share Retention: Executive officers are required to maintain ownership of at least 50% of any common shares acquired by them (from the later of the day such executive officer became an executive officer or November 2009) through our equity award plans, after taxes and transaction costs, until retirement or other termination of employment.
•Anti-Pledging/Hedging: We prohibit executive officers and trustees from pledging our securities or entering into any hedging transactions with respect to our securities. We made one exception to this policy for Mr. Roskind, which exception expires on December 31, 2015, and no further exceptions will be made.

Determining the Amount of Each Element of Compensation.
The Compensation Committee reviews the performance of each of our named executive officers, including our Chief Executive Officer, on an annual basis. The Compensation Committee considers, among other things, (1) the scope of the individual’s responsibilities, including the demands and profile of the positions held by the individual, (2) the individual’s experience and tenure with us, (3) the individual’s performance and contribution to our performance, (4) our performance against annual objectives set forth in management’s business plan, and (5) competitive salaries. The Compensation Committee retains an independent compensation and benefits consultant, FPL, and considers the results of compensation studies prepared for it by such consultant or industry and trade associations.
No formal internal pay equity study is done, but our Compensation Committee retains the discretion to reduce certain payouts to align payouts with individual responsibilities and performance. Our Chief Executive Officer assists in the annual review of our named executive officers and makes recommendations to the Compensation Committee. However, the Compensation Committee makes all determinations with respect to the actual compensation of our named executive officers, including our Chief Executive Officer.
The independent compensation consultant provides the following services to the Compensation Committee:

•	Management Data Collection:

◦	reviewing historical pay philosophy and practices;

◦	confirming the existing compensation philosophy; and

◦	reviewing the Chief Executive Officer’s recommendations.

•	Compensation Guidance and Commentary:

◦	providing advice on reevaluation of the executive compensation program to address shareholder concerns in light of the 2014 “say-on-pay” vote;

◦	providing initial thoughts and reactions to the Chief Executive Officer’s recommendations in light of then current market practices and performance;

◦	providing thoughts and perspectives on the broader REIT market, from a compensation perspective, based on ongoing conversations with executives/board members and up-to-date compensation data; and

◦	providing studies and recommendations regarding peer group data.
The independent compensation consultant, together with the Compensation Committee and our Chief Executive Officer, established two peer groups in 2014: (1) a REIT competitor-based peer group and (2) a size-based peer group.

•
Competitor Peer Group. For 2014, this group consisted of nine public entities, which are either (1) our competitors for property acquisitions and tenants in the single-tenant net-lease space or (2) owners of a portfolio of primarily net-leased assets. The companies included in this peer group are as follows:

Chambers Street Properties
EPR Properties
Getty Realty Corp.
Gramercy Property Trust, Inc.
National Retail Properties, Inc.
Realty Income Corporation
Spirit Realty Capital, Inc.
Stag Industrial, Inc.
W.P. Carey Inc.

•
Size Peer Group. For 2014, this group consisted of ten public entities, which operate across multiple asset classes and are similar in size to our total capitalization as of September 30, 2014. Our total market capitalization was at approximately the 73rd percentile and 42nd percentile of this peer group as of December 31, 2013 and September 30, 2014, respectively. The companies included in this peer group are as follows:

Columbia Property Trust
Corporate Office Properties Trust
Corrections Corporation of America
DCT Industrial Trust Inc.
EPR Properties
Equity One, Inc.
Mack-Cali Realty Corporation
Strategic Hotels & Resorts, Inc.
Sunstone Hotel Investors, Inc.
Tanger Factory Outlet Centers, Inc.

Elements of Compensation Program Applicable to Named Executive Officers for 2015.
The Compensation Committee retained FPL as its independent compensation consultant to perform an analysis of our compensation practices for our named executive officers with those of our peers and to make recommendations with respect to the compensation program applicable to our named executive officers for 2015.
Base Salary. The Compensation Committee believes that base salaries provide our named executive officers with a degree of financial certainty and stability and are essential in attracting and retaining highly qualified individuals. Base salaries for 2015 were not changed from the 2014 base salaries and are as follows:

Officer	2015 Base Salary	2014 Base Salary	% Change
T. Wilson Eglin	$640,000	$640,000	0%
Patrick Carroll	$410,000	$410,000	0%
E. Robert Roskind	$520,000	$520,000	0%
Richard J. Rouse	$520,000	$520,000	0%
Joseph S. Bonventre	$305,000	$305,000	0%

Annual Cash Incentive Opportunity. The annual cash incentive opportunity is designed to supplement the cash compensation of our named executive officers so that cash compensation is competitive within our industry and peer groups and properly rewards our named executive officers for their performance and their efforts for meeting specified objectives. The annual cash incentive opportunity for the 2015 executive compensation program will be a percentage of base salary as follows:

Officer	Threshold		Target		Maximum

T. Wilson Eglin	56.25%	$360,000	112.5%	$720,000	225%	$1,440,000
Patrick Carroll	50%	$205,000	100%	$410,000	200%	$820,000
E. Robert Roskind	50%	$260,000	100%	$520,000	200%	$1,040,000
Richard J. Rouse	50%	$260,000	100%	$520,000	200%	$1,040,000
Joseph S. Bonventre	50%	$152,500	100%	$305,000	200%	$610,000

Our Chief Executive Officer’s total cash compensation at the target level of $1,360,000 is 8% less than the median target total cash compensation in the 2014 size-based peer group.
Seventy percent of the annual cash incentive opportunity will be determined by the following predefined objective performance measures derived from our business plan for the period commencing January 1, 2015 and ending December 31, 2015. The Compensation Committee believes these targets are reasonable and rigorous. Threshold and Maximum amounts and the Compensation Committee's determination of whether an item was met will be disclosed in the proxy statement for the 2016 Annual Meeting of Shareholders.

Item	Weighting	Target	Rationale
Balance Sheet			A strong balance sheet provides us with financial flexibility. A target leverage ratio supports our credit ratings. Refinancing savings directly impacts funds from operations and dividend coverage.
Debt to Total Assets(1)	5%	42.5%
Credit Rating	5%	(8)
Refinancing Savings(2)	5%	75 basis points
Investments
External growth is an important component of our strategy. The investments and yields at the target level allow management to remain a disciplined investor while adding assets that improve our long-term cash flows.

Volume(3)	3.75%	$350 million
Lease Term(4)(5)	3.75%	15 years
Cash Yield(5)(6)	3.75%	6.75%
GAAP Yield(5)(6)	3.75%	7.75%
Portfolio Management
Successful portfolio management safeguards income and provides for internal growth. Maintaining target occupancy levels takes into account tenant retention or replacement for expected vacancies. Lengthening the weighted-average term is an important measure of cash flow stability.

Occupancy	5%	>96%
Tenant Retention(7)	5%	70%
Weighted-Average Term	5%	>11 years
Dispositions			Dispositions allow management to recycle capital into its most accretive use in support of our portfolio strategy.
Volume	7.5%	$300 million
Cap Rate	7.5%	6%
Total Shareholder Return
Total Shareholder Return is one of our most important long-term objective measures and is the appropriate measure of the end result of any effective strategy. We expect to reduce or eliminate Total Shareholder Returns in future annual cash incentive programs due to the emphasis of relative shareholder returns in our long-term incentive program and to focus management on other annual growth measures.

Relative Return (vs. FTSE NAREIT All Equity REIT Index)	20%	0%
Absolute Return	20%	9%

(1)	Calculated in accordance with our indentures governing our Senior Notes.

(2)	Calculated by comparing (i) the weighted-average rate of debt satisfied during the period to (ii) the weighted-average rate of debt incurred during the period.

(3)	Includes loan investments, closed acquisitions and build-to-suit commitments up to the amount funded during the period.

(4)	Weighted-average.

(5)	Excludes loan investments and on-going build-to-suit transactions.

(6)	Disclosed in earnings press releases for applicable periods.

(7)
Calculated by dividing (i) the weighted-average square footage scheduled, or previously scheduled to expire as of the beginning of the period that was renewed by (ii) the weighted-average square footage that was scheduled, or previously scheduled, to expire as of the beginning of the period.

(8)	Maintain current ratings.

The Compensation Committee has the ability, in its sole discretion, to clawback any amounts, as appropriate, if audited financial results would provide for lower incentive payouts. The Compensation Committee will also have the right to modify the measurements and lower payouts to account for unusual and nonrecurring items or if any potential payouts are inappropriate in light of other circumstances, such as overall company or individual performance or unique market conditions.
Long-Term Incentive Opportunity. The long-term incentive opportunity is designed to increase the ownership of us by our named executive officers, while motivating long-term performance, encouraging long-term dedication to us and operating as a retention mechanism.
The long-term incentive opportunity for the 2015 executive compensation program is a long-term incentive award consisting of a mix of performance-based non-vested shares and service-based non-vested shares. Vesting for performance-based non-vested shares is tied to our total shareholder return relative to other REITs for the three-year period beginning January 1, 2015 and ending December 31, 2017, subject to the named executive officer’s continued employment and, as applicable, any employment agreement or written severance policy that is in effect.

Type:	Performance-Based Non-Vested Shares		Service-Based Non-Vested Shares
Amount of Target Award:	35%	35%	30%
Comparator Group:	FTSE NAREIT All Equity REITs Index
Competitor peer group, initially consisting of:
American Realty Capital Properties, Inc. (ARCP)
Chambers Street Properties (CSG)
EPR Properties (EPR)
Getty Realty Corp. (GTY)
Gramercy Property Trust, Inc. (GPT)
Monmouth Real Estate Investment Corporation (MNR)
National Retail Properties, Inc. (NNN)
Realty Income Corporation (O)
Select Income REIT (SIR)
Spirit Realty Capital, Inc. (SRC)
Stag Industrial, Inc. (STAG)
W.P. Carey Inc. (WPC)
N/A
Vesting Conditions:
Cliff-based vesting after three year performance period commencing January 1, 2015.
Threshold performance is set at the 33rd percentile, target performance at the 50th percentile, and maximum performance at the 75th percentile versus the respective group.
No performance-based shares are earned for results below the threshold level.
Straight-line interpolation is used to determine awards for results between performance levels.
Pro-rata vesting annually over three years.
Dividends	Accrue and are only payable if and to the extent the shares vest.		Currently paid.
Rationale	Performance assessments within our applicable industry group and competitor peer group similar to shareholder comparison when making an investment decision.		Enhance retention and promote longer-term equity ownership in us.

The long-term incentive opportunity is as follows:

	Performance-Based Opportunity			Service-Based Award	Total Target Opportunity
Officer	Threshold	Target	Maximum
T. Wilson Eglin	$530,250	$1,060,500	$2,121,000	$454,500	$1,515,000
Patrick Carroll	$238,000	$476,000	$952,000	$204,000	$680,000
E. Robert Roskind	$161,000	$322,000	$644,000	$138,000	$460,000
Richard J. Rouse	$266,000	$532,000	$1,064,000	$228,000	$760,000
Joseph S. Bonventre	$171,500	$343,000	$686,000	$147,000	$490,000

The number of performance-based non-vested shares (calculated using maximum opportunity level for accounting purposes) and service-based non-vested shares granted and issued was based on the average closing price of our common shares on January 8, 2015 (the grant date), which was $11.23 per share; with the number of performance-based non-vested shares rounded to the nearest share and the number of service-based non-vested shares rounded up to the nearest 10 shares to avoid fractional shares when vesting. We fully expect to disclose the amount of performance-based non-vested shares that vest in our definitive proxy statement for the 2018 Annual Meeting of Shareholders.
At Risk Compensation. Sixty-two percent (62%) of 2015 total compensation to our Chief Executive Officer at the target level is “at risk” and subject to performance (subjective and pre-defined objective) measures, including 37% of the 2015 total compensation to our Chief Executive Officer at the target level that is subject to future pre-defined performance measures. The following illustrates our Chief Executive Officer’s 2015 total compensation at target level.

Recap of 2014 Executive Compensation Program.
2014 Executive Compensation Program. The 2014 executive compensation program initially consisted of (1) base salary (disclosed above), (2) annual cash incentive opportunity, and (3) annual long-term opportunity.
Annual Cash Incentive Awards. The annual cash incentive opportunity under the 2014 executive compensation program was a percentage of base salary, which following the reduction in our Chief Executive Officer’s opportunity, was as follows:

Officer	THRESHOLD	TARGET	MAXIMUM	ACTUAL AWARD
T. Wilson Eglin	56.25%	112.5%	225%	$720,000	(112.5)%
Patrick Carroll	50%	100%	200%	$410,000	(100)%
E. Robert Roskind	50%	100%	200%	$520,000	(100%)
Richard J. Rouse	50%	100%	200%	$520,000	(100%)
Joseph S. Bonventre	50%	100%	200%	$305,000	(100%)
Seventy percent (70%) of the annual cash incentive opportunity was based on pre-defined objective measures (from December 1, 2013 to November 30, 2014) and 30% was based on subjective measures as disclosed in definitive proxy statement for the 2014 Annual Meeting of Shareholders. After the reevaluation of our 2014 executive compensation program, the Compensation Committee increased the weighting of Total Shareholder Return (previously 30%) and decreased the weighting of Investments (previously 25%).
In December 2014, the Compensation Committee evaluated the Company's performance on the objective and subjective measures and made the determinations as detailed below.

Item	Weighting	Target	Actual	Determination
Balance Sheet	15%
Leverage Ratio(1)		42.5%	51.3%	< THRESHOLD
Credit Rating		(8)	(9)	TARGET
Refinancing Savings(2)		75 basis points	155 basis points	MAXIMUM
Investments	15%
Volume(3)		$300 million	$330.5 million	TARGET
Lease Term(4)(5)		15 years	19.9 years	MAXIMUM
Cash Yield(5)(6)		7.25%	7.5%	TARGET
GAAP Yield(5)(6)		8.5%	9.9%	MAXIMUM
Portfolio Management	15%
Occupancy		>96.5%	97.6%	TARGET
Tenant Retention(7)		65%	61.2%	THRESHOLD
Weighted-Average Term		>11 years	11.8 years	MAXIMUM
Dispositions	15%
Volume		$300 million	$304.0 million	TARGET
Cap Rate		6%	6.1%	TARGET
Occupancy		82%	82%	TARGET
Total Shareholder Return	40%
Relative Return (vs. SNL US REIT Equity Index)		2%	(12.5)%	< THRESHOLD
Absolute Return		8%	14.1%	MAXIMUM

(1)	Leverage ratio is calculated in accordance with our Second Amended and Restated Credit Agreement, dated as of February 12, 2013, as amended, which we refer to as our Credit Agreement.

(2)	Refinancing savings is calculated by comparing (i) the weighted-average rate of debt satisfied during the period to (ii) the weighted-average rate of debt incurred during the period.

(3)	Volume includes closed acquisitions and build-to-suit, expansion and loan commitments up to the amount funded during the period.

(4)	Lease Term is weighted average. Assumes tenant under New York, NY land lease exercises purchase option in 25th year of term.

(5)	Excludes loan investments and on-going build-to-suit transactions.

(6)	Weighted-average yields disclosed in earnings press releases for applicable periods.

(7)
Excludes multi-tenant properties. Tenant retention is calculated by dividing (i) the weighted-average square footage that was due to expire during the period at the commencement of the period and was renewed during the period to (ii) the weighted-average square footage that was due to expire in the applicable period at the commencement of the period.

(8)	Maintain senior unsecured debt ratings of Baa2 and BBB- with stable outlooks from Moody’s Investor Services, Inc. and Standard & Poor’s Rating Services, respectively.

(9)
Maintained existing credit ratings and received an increase of positive outlook on corporate credit rating from Standard & Poor’s Rating Services. Received a senior unsecured debt rating of BBB from Fitch Ratings, Inc. with a stable outlook.

In combination with the subjective measures, the Compensation Committee determined that each named executive officer obtained performance in excess of target. However, in light of the 2014 “say-on-pay” vote, the Compensation Committee exercised its discretion to reduce the determination so that each named executive officer received a target award.

Annual Long-Term Incentive Award. In light of the 2014 “say on pay” vote, the Compensation Committee exercised its discretion and eliminated the annual long-term incentive opportunity under the 2014 executive compensation program for all of our named executive officers.

Companywide Retirement and Health and Welfare Benefits.
General. In addition to the executive compensation programs outlined in this proxy statement, our named executive officers participate in retirement and health and welfare benefits that are available to all employees with no distinction made among any groups of employees other than as required by applicable tax rules.
Executive Life Insurance Policies. In 2001, our Board of Trustees approved individual/portable term life insurance policies for our named executive officers who were employed by us at the time, which are in addition to the benefits set forth above. We pay the premiums under these policies each year that the insured is one of our employees. The premiums for 2014 were: $1,314 for Mr. Eglin; $712 for Mr. Carroll; and $2,727 for Mr. Rouse. Each policy provides for a maximum benefit of $700,000, with the exception of Mr. Rouse’s policy, which provides for a maximum benefit of $1,000,000, but Mr. Rouse pays the additional premium for the benefit over $700,000. Mr. Roskind no longer receives this benefit because his policy expired in 2012 and was not renewed. Mr. Bonventre does not receive this benefit because he was not employed by us in 2001.

Summary Compensation Table
The following table sets forth summary information concerning the compensation earned by our named executive officers for the fiscal years ended December 31, 2014, 2013 and 2012. The significant (1) decrease from 2013 to 2014 and the increase from 2012 to 2013 for Messrs. Eglin, Carroll and Bonventre resulted primarily from the long-term retention award granted in January 2013.

Name and Principal Position	Fiscal Year	Salary($) (1)	Bonus ($)	Share Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)

T. Wilson Eglin Chief Executive Officer and President	2014	640,000	—	—	—	720,000	—	232,126	1,592,126
	2013	600,000	—	9,255,000	—	1,200,000	—	224,942	11,279,942
	2012	550,000	—	2,290,000	—	1,100,000	—	163,027	4,103,027

Patrick Carroll Chief Financial Officer, Treasurer and Executive Vice President	2014	410,000	—	—	—	410,000	—	109,984	929,984
	2013	400,000	—	2,778,000	—	600,000	—	125,861	3,903,861
	2012	375,000	—	600,000	—	575,000	—	108,239	1,658,239

E. Robert Roskind Chairman	2014	520,000	—	—	—	520,000	—	98,157	1,138,157
	2013	500,000	—	600,000	—	750,000	—	119,711	1,969,711
	2012	450,000	—	600,000	—	650,000	—	107,823	1,807,823

Richard J. Rouse Vice Chairman and Chief Investment Officer	2014	520,000	—	—	—	520,000	—	139,259	1,179,259
	2013	500,000	—	775,000	—	750,000	—	147,840	2,172,840
	2012	475,000	—	775,000	—	650,000	—	121,224	2,021,224

Joseph S. Bonventre Executive Vice President, General Counsel and Secretary	2014	305,000	—	—	—	305,000	—	63,944	673,944
	2013	285,000	—	1,454,000	—	450,000	—	72,709	2,261,709
	2012	260,000	—	350,000	—	390,000	—	66,171	1,066,171

__________________________________
(1)The amounts shown include amounts earned but a portion of which may be deferred at the election of the officer under our 401(k) Plan.
(2)Equals the aggregate grant date fair value of awards granted in the applicable year computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. The fair value of share awards subject to time-based vesting conditions or service periods is based on the closing price of the common shares on the date of grant (or, if the date of grant was not a trading day, the last trading day prior to the date of grant) and does not reflect any time-based vesting conditions or service period. The fair value of share awards subject to performance-based vesting conditions is determined using a Monte Carlo simulation model.

As previously disclosed, the 2013 amount for certain named executive officers includes a long-term retention award, as follows:

Officer	Long-Term Incentive	Long-Term Retention Award
T. Wilson Eglin	$1,275,000	$7,980,000
Patrick Carroll	$650,000	$2,128,000
Joseph S. Bonventre	$390,000	$1,064,000

The 2012 amount for Mr. Eglin consists of a long-term incentive of $1,150,000 and a long-term retention award of $1,140,000.
(1)Amounts were made pursuant to a non-equity incentive plan described in the applicable year's definitive proxy statement.
(2)Non-qualified deferred compensation consists solely of a trust established for the benefit of certain of our executive officers, into which, in previous years, such persons had the option to place non-vested common share awards. Dividends on these shares are the same as all those paid on all common shares and are paid by us to the trust, which makes a corresponding distribution to the participant. Earnings on the participant accounts consist of dividends and increase in market value of the common shares in the trust. None of the earnings were above-market. See “-Non-Qualified Deferred Compensation.”
(3)Amount represents: (i) dividends paid on non-vested common shares (excluding any deferred dividends), (ii) the dollar value of life insurance premiums paid by us during the applicable fiscal year with respect to portable life insurance policies for the life of certain executive officers, and (iii) contributions by us to the executive officer’s account under our 401(k) Plan. The premiums paid by us under company sponsored health care insurance, dental insurance, long-term disability insurance and life insurance available to all employees, are excluded. The following table details the 2014 other compensation amounts for each executive officer:

Executive	Dividends Paid on Service Based- Non-Vested Common Shares(1)	Company-Paid Life Insurance Premiums	401(k) Company Contributions	Total
T. Wilson Eglin	$218,512	$1,314	$12,300	$232,126
Patrick Carroll	$96,322	$712	$12,950	$109,984
E. Robert Roskind	$85,207	—	$12,950	$98,157
Richard J. Rouse	$123,582	$2,727	$12,950	$139,259
Joseph S. Bonventre	$50,994	—	$12,950	$63,944

(1)	The dividends on performance-based non-vested common shares and long-term retention grants accrue and are only paid at the time of vesting of the related common shares.

Grants of Plan-Based Awards
The following table sets forth summary information concerning all grants of plan-based awards made to the named executive officers during the fiscal year ended December 31, 2014.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (CASH)($)			Estimated Possible Payouts Under Equity Incentive Plan Awards (SHARES) ($)			All Other Share Awards; Number of Shares	All Other Option Awards; Number of Shares Underlying Option Awards	Exercise Price of Option Awards($)	Grant Date Fair Value of Share and Option Awards($)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
T. Wilson Eglin	3/31/14 (1)	640,000	1,280,000	1,920,000	640,000	1,280,000	1,920,000	—	—	—	—

Patrick Carroll	3/31/14 (1)	205,000	410,000	820,000	205,000	410,000	820,000	—	—	—	—

E. Robert Roskind	3/31/14 (1)	260,000	520,000	1,040,000	260,000	520,000	1,040,000	—	—	—	—

Richard J. Rouse	3/31/14 (1)	260,000	520,000	1,040,000	260,000	520,000	1,040,000	—	—	—	—

Joseph S. Bonventre	3/31/14 (1)	152,500	305,000	610,000	152,500	305,000	610,000	—	—	—	—

_______________________
(1)See “Compensation Discussion and Analysis - Recap of 2014 Executive Compensation Program,” above, for the actual payouts.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth summary information concerning outstanding equity awards held by each of the named executive officers as of December 31, 2014.

	Option Awards				Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
T. Wilson Eglin	66,000	—	6.39	(3)	959,967 (2)	10,540,438	30,056(6)	330,015
	62,292	62,293	7.95	(4)	—	—	—	—
Patrick Carroll	33,000	—	6.39	(3)	261,634 (5)	2,872,741	15,028(6)	165,007
	67,955	33,977	7.95	(4)	—	—	—	—
E. Robert Roskind	200,000	—	6.39	(3)	58,367 (7)	640,870	—	—
	151,012	37,752	7.95	(4)	—	—	—	—
Richard J. Rouse	36,000	—	6.39	(3)	75,401 (8)	827,903	30,055(6)	330,004
	56,911	33,977	7.95	(4)	—	—	—	—
Joseph S. Bonventre	38,000	—	6.39	(3)	136,634 (9)	1,500,241	—	—
	38,000	19,000	7.95	(4)	—	—	—	—
________________
(1)Market value has been calculated as the closing price of our common shares on the NYSE on December 31, 2014, which was $10.98 per share.

(2)Consists of (i) 36,700 non-vested common shares granted on December 31, 2012, which vest in 2015, (ii) 83,267 non-vested common shares granted on December 31, 2013, which vest in equal installments in 2015 and 2016, (iii) 90,000 non-vested common shares granted on January 15, 2012, which vest in equal installments in 2015, 2016 and 2017, and (iv) 750,000 non-vested common shares granted on January 10, 2013, which are scheduled to vest in equal annual installments over the four-year period beginning January 15, 2018 with accelerated vesting for half of the grant after January 15, 2018 if the average closing common share price equals or exceeds $15.00 for a consecutive 20-day trading period.
(3)Common share options were granted on January 8, 2010. The common share options (i) have an exercise price of $6.39 per share, (ii) vest ratably over a five year period, and (iii) expire 10 years from date of grant.
(4)Common share options were granted on December 31, 2010. The common share options (i) have an exercise price of $7.95 per share, (ii) vest ratably over a five year period, and (iii) expire 10 years from date of grant.
(5)Consists of (i) 19,167 non-vested common shares granted on December 31, 2012, which vest in 2015, (ii) 42,467 non-vested common shares granted on December 31, 2013, which vest in equal installments in 2015 and 2016, and (iii) 200,000 non-vested common shares granted on January 10, 2013, which are scheduled to vest in equal annual installments over the four-year period beginning January 15, 2018 with accelerated vesting for half of the grant after January 15, 2018 if the average closing common share price equals or exceeds $15.00 for a consecutive 20-day trading period.
(6)Consist of non-vested common shares granted on January 31, 2003, which vest if our cash available for distribution growth exceeds 2% annually to the extent of two times such percentage growth, with no expiration date.
(7)Consists of (i) 19,167 non-vested common shares granted on December 31, 2012, which vest in 2015, and (ii) 39,200 non-vested common shares granted on December 31, 2013, which vest in equal installments in 2015 and 2016.
(8)Consists of (i) 24,734 non-vested common shares granted on December 31, 2012, which vest in 2015, and (ii) 50,667 non-vested common shares granted on December 31, 2013, which vest in equal installments in 2015 and 2016.
(9)Consists of (i) 11,167 non-vested common shares granted on December 31, 2012, which vest in 2015, (ii) 25,467 non-vested common shares granted on December 31, 2013, which vest in equal installments in 2015 and 2016, and (iii) 100,000 non-vested common shares granted on January 10, 2013, which are scheduled to vest in equal annual installments over the four-year period beginning January 15, 2018 with accelerated vesting for half of the grant after January 15, 2018 if the average closing common share price equals or exceeds $15.00 for a consecutive 20-day trading period.

Option Exercises and Stock Vested
The following table sets forth summary information concerning option exercises and vesting of stock awards for each of the named executive officers during the year ended December 31, 2014.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
T. Wilson Eglin	128,876	582,379	153,950	1,707,914
Patrick Carroll	33,000	121,770	67,102	759,595
E. Robert Roskind	—	—	68,807	778,895
Richard J. Rouse	223,000	1,054,200	78,994	894,212
Joseph S. Bonventre	—	—	39,476	446,868
________________
(1)The value realized on exercise is calculated as the product of (a) the number of common shares for which the share options were exercised and (b) the excess of the closing price of our common shares on the NYSE on the day before the date of exercise (or for a broker assist exercise, at the price the underlying common shares were sold) over the applicable exercise price per share option. Includes shares withheld to satisfy exercise price and tax obligations, as applicable.

(2)The value realized on vesting is calculated as the product of (a) the number of non-vested common shares that vested and (b) the closing price of our common shares on the NYSE on the day used for calculation of taxable income. Includes shares withheld to satisfy tax obligations.
Pension Benefits
Other than our 401(k) Plan, which is discussed above, we do not provide any pension benefits to the named executive officers.

Non-Qualified Deferred Compensation
The following table sets forth summary information concerning non-qualified deferred compensation for each of the named executive officers during the year ended December 31, 2014. Non-qualified deferred compensation consists solely of a trust established for the benefit of certain of our executive officers in which in previous years such persons had the option to place non-vested common share awards. Dividends on these shares are the same as all those paid on all common shares and are paid by us to the trust, which makes a corresponding distribution to the participant. Earnings on the participant accounts consist of dividends paid and the change in market value of the common shares in the trust. None of the earnings were above-market. As a result, the earnings are not included in the Summary Compensation Table above.

Name	Executive Contributions in 2014 ($)	Registrants Contributions in 2014 ($)	Aggregate Earnings in 2014 ($)	Aggregate Withdrawals/ Distributions in 2014 ($)	Aggregate Balance at December 31, 2014 ($) (1)
T. Wilson Eglin	—	—	188,443	87,678	1,436,876
Patrick Carroll	—	—	—	—	—
E. Robert Roskind	—	—	241,694	112,455	1,842,916
Richard J. Rouse	—	—	177,443	82,560	1,353,000
Joseph S. Bonventre	—	—	—	—	—
________________
(1)In accordance with the trust agreements, complete distribution/withdrawal of each participant’s account will be made in the event of a change in control or termination of the named executive officer’s employment.
Potential Payments upon Termination or Change in Control
As of December 31, 2014, each of the named executive officers had the right to receive severance compensation upon the occurrence of certain termination events. None of our named executive officers will be entitled to any payments in the event of a change of control without a termination of employment. Mr. Bonventre is eligible to participate in our severance policy applicable to executive officers without employment agreements. The executive employment agreements and executive severance policy provide that the executive officer will be entitled to receive severance payments upon termination by us without “cause,” termination by the executive officer with “good reason”, including if either occurs within 12 months of a “change in control” (as defined in the employment agreement or severance policy, as applicable).
On January 15, 2012, we entered into employment agreements with each of Messrs. Eglin, Carroll, Roskind and Rouse, which had a three year term ending January 14, 2015 and did not automatically renew. On September 11, 2014, we entered into new employment agreements with each of Messrs. Eglin, Carroll, Roskind and Rouse, which have a three year term commencing January 15, 2015 and ending January 14, 2018 and do not automatically renew. Prior to the expiration of the terms of the new employment agreements, our Compensation Committee intends to analyze and reassess all of the termination arrangements to determine whether they are necessary and appropriate at such time considering each executive officer’s circumstances.
Upon certain terminations, (x) all non-vested time-based long-term incentive awards, including long-term retention awards, and all non-vested but earned performance-based long-term incentive awards shall accelerate, become fully earned and vested, (y) the end of the performance period for all non-vested but unearned performance-based long-term incentive awards shall be the date of such termination and a pro rata amount of any of such awards then deemed to be earned awards (determined by the number of completed days of the performance period for such award divided by the total number of days in such performance period) shall accelerate, become fully earned and vested, and (z) all unexercised share option awards shall terminate within six months of such termination of employment.

We believe that the executive employment agreements and the executive severance policy are appropriate in this market as they do not contain: (1) a high multiple, (2) any long-term incentive award component of the severance formula, (3) vesting of all non-vested performance-based awards regardless of whether the performance targets were met, and (4) a “gross-up” of the severance payment to cover the excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, on the benefits, thereby providing such benefits to the employee on a net basis, after payment of excise tax.
With the exception of E. Robert Roskind’s employment agreement, the employment agreements with the named executive officers provide that the named executive officer will serve us faithfully and to the best of his ability and will devote substantially all of his business time, energy, experience and talents to our business and the business of our affiliates. This restriction does not prevent the named executive officer from managing his personal or family investments, or serving on civic or charitable boards or committees, so long as any such activities do not interfere with the performance of the named executive officer’s responsibilities as one of our employees. Mr. Roskind’s employment agreement permits Mr. Roskind to spend approximately one third of his business time on the affairs of The LCP Group L.P. and its affiliates, which includes service on the boards of other companies; however, Mr. Roskind must prioritize his business time to address our needs ahead of The LCP Group L.P.
The tables below estimate the payments and benefits to each of the named executive officers assuming they were terminated on December 31, 2014. Continuation of benefits, which may be paid monthly if the named executive officer is eligible for, and elects, continued coverage under such plans, are assumed to be paid by a lump-sum payment at termination based on annualized December 2014 premiums. Value of accelerated equity awards (1) is based on the closing price of our common shares on the NYSE on December 31, 2014 of $10.98 per share, and (2) consists of non-vested shares and common share options set forth in Outstanding Equity Awards at Fiscal Year-End table above

T. Wilson Eglin	Without Cause or With Good Reason ($)	Upon a Change in Control ("Single Trigger") ($)	Death or Disability ($)	With Cause or Without Good Reason ($)
Base salary portion of severance payment	1,600,000	—	640,000	—
Bonus portion of severance payment	2,400,000	—	—	—
Welfare benefits	65,910	—	—	—
Group health care benefits	—	—	62,768	—
Value of accelerated equity awards	10,729,186	—	10,729,186	—
Total Payments and Benefits	14,795,096	—	11,431,954	—
____________________________________________________________________________________________________________________________________________________________________________________________________________________

Patrick Carroll	Without Cause or With Good Reason ($)	Upon a Change in Control ("Single Trigger") ($)	Death or Disability ($)	With Cause or Without Good Reason ($)
Base salary portion of severance payment	820,000	—	410,000	—
Bonus portion of severance payment	1,010,000	—	—	—
Welfare benefits	48,144	—	—	—
Group health care benefits	—	—	45,631	—
Value of accelerated equity awards	2,975,691	—	2,975,691	—
Total Payments and Benefits	4,853,835	—	3,431,322	—
____________________________________________________________________________________________________________________________________________________________________________________________________________________

E. Robert Roskind	Without Cause or With Good Reason ($)	Upon a Change in Control ("Single Trigger") ($)	Death or Disability ($)	With Cause or Without Good Reason ($)
Base salary portion of severance payment	1,040,000	—	520,000	—
Bonus portion of severance payment	1,270,000	—	—	—
Welfare benefits	36,789	—	—	—
Group health care benefits	—	—	34,276	—
Value of accelerated equity awards	755,259	—	755,259	—
Total Payments and Benefits	3,102,048	—	1,309,535	—
____________________________________________________________________________________________________________________________________________________________________________________________________________________

Richard J. Rouse	Without Cause or With Good Reason ($)	Upon a Change in Control ("Single Trigger") ($)	Death or Disability ($)	With Cause or Without Good Reason ($)
Base salary portion of severance payment	1,040,000	—	520,000	—
Bonus portion of severance payment	1,270,000	—	—	—
Welfare benefits	33,758	—	—	—
Group health care benefits	—	—	31,244	—
Value of accelerated equity awards	930,853	—	930,853	—
Total Payments and Benefits	3,274,611	—	1,482,097	—
____________________________________________________________________________________________________________________________________________________________________________________________________________________

Joseph S. Bonventre	Without Cause ($)	Upon a Change in Control ("Single Trigger") ($)	Death or Disability ($) (1)	With Cause or Without Good Reason ($)
Base salary portion of severance payment	610,000	—	305,000	—
Bonus portion of severance payment	755,000	—	—	—
Welfare benefits	52,728	—	—	—
Group health care benefits	—	—	50,214	—
Value of accelerated equity awards	1,557,811	—	1,557,811	—
Total Payments and Benefits	2,975,539	—	1,913,025	—

Trustee Compensation
None of our employees receive or will receive any compensation for serving as a member of our Board of Trustees or any of its committees. Our non-employee trustees received the following aggregate amounts of compensation for the year ended December 31, 2014.

Name	Fees Earned or paid in cash ($)	Share Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Harold First	58,750	94,310	—	—	—	—	153,060

Richard S. Frary	50,000	85,560	—	—	—	—	135,560

James Grosfeld	50,000	85,560	—	—	—	—	135,560

Kevin W. Lynch	12,500	123,060	—	—	—	—	135,560
Non-employee trustee compensation consists of an annual retainer of $100,000 for each non-employee trustee except the Chairperson of the Audit Committee, who receives an annual retainer of $117,500. The retainer is paid quarterly in arrears and, to the extent common shares are available under the then current equity-based award plan, at least 50% of the quarterly amount must be taken in common shares based on the average closing price over the applicable quarter. In January 2014, the Compensation Committee authorized an annual grant of 3,500 vested common share grant to each non-employee Trustee in addition to the annual retainer. In addition, non-employee trustees receive reimbursement of their out-of-pocket travel costs to attend meetings.
Any initial equity award for a newly appointed or elected trustee will be decided by the Compensation Committee on a case-by-case basis.

PROPOSAL NO. 2 ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Act and Section 14A of the Exchange Act require that we seek an advisory resolution from our Shareholders to approve the compensation awarded to our named executive officers as disclosed in this proxy statement. Although the advisory resolution is non-binding, the Board of Trustees and the Compensation Committee will review the results of the vote and will consider our Shareholders’ views and take them into account in future determinations concerning our executive compensation programs. Please refer to the section entitled “Compensation Discussion and Analysis” for details about our executive compensation programs.
A proposal in the form of the following resolution will be submitted for a non-binding, advisory vote at the Annual Meeting:
“RESOLVED, that the Shareholders approve, on a non-binding, advisory basis, the compensation of the Trust's named executive officers set forth in the 2015 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and accompanying compensation tables and related information)."
As previously disclosed, we intend to seek this advisory vote on an annual basis.

Required Vote and Recommendation
The advisory resolution to approve the compensation of our named executive officers requires a majority of the votes cast on the proposal at the Annual Meeting. Although the vote on this Proposal No. 2 is a non-binding, advisory vote, the Board of Trustees will carefully consider the voting results.

THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL NO. 2.

Future “Say-on-Pay” Votes
We currently provide our shareholders with an advisory “say on pay” vote on an annual basis. We will again seek a vote on the frequency of such non-binding advisory votes at the 2017 Annual Meeting of Shareholders.

PROPOSAL NO. 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Trustees will make a decision with respect to the engagement of an independent registered public accounting firm for the year ending December 31, 2015 at a meeting of the Audit Committee expected to take place during our second fiscal quarter. KPMG LLP and its predecessors have been our independent registered public accounting firm since 1993.
Although Shareholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of KPMG LLP for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the Audit Committee in its discretion may appoint an alternative independent registered public accounting firm if it deems such action appropriate. If the Audit Committee’s selection is not ratified by the Shareholders, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.
KPMG LLP was engaged to perform the annual audit of our consolidated financial statements for the fiscal year ended December 31, 2014. There are no affiliations between us and KPMG LLP’s partners, associates or employees, other than as pertaining to KPMG LLP’s engagement as our independent registered public accounting firm. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

Audit and Non-Audit Fees
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for each of 2014 and 2013, and fees billed for other services rendered by KPMG LLP.

	2014	2013
Audit fees (accrual basis) (1)	$1,050,000	$1,390,500
Audit-related fees	—	—
Total audit and audit related fees	1,050,000	1,390,500
Tax fees (accrual basis) (2)	230,610	216,300
All other fees	—	—
Total fees	$1,280,610	$1,606,800
__________________
(1)2014 audit fees includes fees and services provided in connection with the 2014 Financial Statements included in Form 10-K for Lepercq Corporate Income Fund L.P. 2013 audit fees include services rendered relating to audit of Lepercq Corporate Income Fund L.P. (together with a predecessor entity) and review of registration statements and issuance of consent and comfort letters.
(2)Tax fees consisted of fees for tax compliance and preparation services.

The Audit Committee has determined that the non-audit services provided by the independent registered public accounting firm are compatible with maintaining the accounting firm’s independence. None of the services set forth above in the categories “Audit-related fees,” “Tax fees” and “All other fees” were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of the Exchange Act after the fact but before completion of the audit.
The Audit Committee of the Board of Trustees must pre-approve the audit and non-audit services performed by our independent registered public accounting firm, and has adopted appropriate policies in this regard. With regard to fees, annually, the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the fiscal year. Upon the Audit Committee’s acceptance of and agreement to the engagement letter, the services within the scope of the proposed audit services are deemed pre-approved pursuant to this policy. The Audit Committee must pre-approve any change in the scope of the audit services to be performed by the independent registered public accounting firm and any change in fees relating to any such change. Specific audit-related services and tax services are pre-approved by the Audit Committee, subject to limitation on the dollar amount of such fees, which dollar amount is established annually by the Audit Committee. Services not specifically identified and described within the categories of audit services, audit-related services and tax services must be expressly pre-approved by the Audit Committee prior to us engaging any such services, regardless of the amount of the fees involved. The Chairperson of the Audit Committee is delegated the authority to grant such pre-approvals. The decisions of the Chairperson to pre-approve any such activity shall be presented to the Audit Committee at its next scheduled meeting. In accordance with the foregoing, the retention by management of our independent registered public accounting firm for tax consulting services for specific projects is pre-approved, provided, that the cost of any such retention does not exceed $20,000 and the annual cost of all such retentions does not exceed $50,000. The Audit Committee does not delegate to management its responsibilities to pre-approve services to be performed by our independent registered public accounting firm.

Required Vote and Recommendation
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE "FOR” PROPOSAL NO. 3.

OTHER MATTERS
The Board of Trustees is not aware of any business to come before the Annual Meeting other than (1) the election of trustees, (2) the advisory resolution to approve of executive compensation and (3) the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. However, if any other matters should properly come before the Annual Meeting or any postponement or adjournment thereof, including matters relating to the conduct of the Annual Meeting, it is intended that proxies in the accompanying form or as authorized via the Internet or telephone will be voted in respect thereof in accordance with the discretion of the person or persons voting the proxies.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M85796-P59182

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

LEXINGTON REALTY TRUST

The Board of Trustees recommends a vote "FOR" each nominee in proposal 1 and "FOR" proposals 2 and 3.

Nominees:	**For**	**Withhold**
1a. E. Robert Roskind	☐	☐
1b. T. Wilson Eglin	☐	☐
1c. Richard J. Rouse	☐	☐
1d. Harold First	☐	☐
1e. Richard S. Frary	☐	☐
1f. James Grosfeld	☐	☐
1g. Kevin W. Lynch	☐	☐

NOTE: TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2015 ANNUAL MEETING OF SHAREHOLDERS, INCLUDING ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

▼ IF YOU HAVE NOT AUTHORIZED A PROXY VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

M85797-19572

Proxy - LEXINGTON REALTY TRUST

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF LEXINGTON REALTY TRUST

The undersigned shareholder of Lexington Realty Trust, a Maryland real estate investment trust (the "Company"), hereby appoints Joseph S. Bonventre and Patrick Carroll, and each of them, with full power to act without the other and with full power of substitution, as proxies for the undersigned and hereby authorizes them to attend, represent and vote, as provided on the other side, all the shares of Lexington Realty Trust which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2015 Annual Meeting of Shareholders of Lexington Realty Trust to be held at the New York offices of Paul Hastings LLP, 75 E. 55th Street, New York, New York 10022 at 10:00 a.m., Eastern Time, on Tuesday, May 19, 2015 (the "Annual Meeting"), or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

This proxy will be voted as specified by you. If no choice is specified, the proxy will be voted according to the Board of Trustee's recommendations indicated on the reverse side, and according to the discretion of the proxy holders for any other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof.

You may revoke or change your proxy at any time prior to the proxy being exercised at the Annual Meeting by giving the Company written direction to revoke it, by authorizing a new proxy or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy given by you. Written notice of revocation or subsequent proxy should be sent to: Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, New York 10119-4015, Attention: Secretary, so as to be delivered by 11:59 p.m., Eastern Time, on May 18, 2015.

Returned proxy cards, or proxies authorized by phone or internet, will be voted (1) as specified on the matters listed on the reverse side; (2) in accordance with the Board of Trustees recommendations where no specification is made; and (3) in accordance with the discretion of the proxies on any other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

Continued and to be signed on reverse side